UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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A10 NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

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A10 NETWORKS, INC.

3 WEST PLUMERIA DRIVE

SAN JOSE, CALIFORNIA 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10 a.m. Pacific Time on Wednesday, June 10, 2015

Dear Stockholders of A10 Networks, Inc.:

The 2015 annual meeting of stockholders (the “Annual Meeting”) of A10 Networks, Inc., a Delaware corporation, will be held on Wednesday, June 10, 2015 at 10:00 a.m. Pacific Time, at 3 West Plumeria Drive, San Jose, California, for the following purposes, as more fully described in the accompanying proxy statement:

1. To elect one Class I director to serve until the 2018 annual meeting of stockholders and until his successor is duly elected and qualified;

2. To approve a stock option exchange program for employees (excluding our executive officers and directors);

3. To approve the Amended and Restated 2014 Equity Incentive Plan;

4. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on April 15, 2015 as the record date for the Annual Meeting. Only stockholders of record on April 15, 2015 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement. If you plan on attending this year’s annual meeting as a stockholder, please follow the instructions on page 3 of the proxy statement.

This proxy statement and our annual report can be accessed directly at the following Internet address: http://www.proxyvote.com. All you have to do is enter the control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of A10 Networks, Inc. and look forward to either greeting you personally at the Annual Meeting or receiving your proxy.

By order of the Board of Directors,

Lee Chen

President, Chief Executive Officer and Director

San Jose, California

April 24, 2015

A10 NETWORKS, INC.

PROXY STATEMENT

FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Pacific Time on Wednesday, June 10, 2015

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2015 annual meeting of stockholders of A10 Networks, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, June 10, 2015 at 10:00 a.m. Pacific Time, at 3 West Plumeria Drive, San Jose, California. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 29, 2015 to all stockholders entitled to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

What matters am I voting on?

You will be voting on:

•	the election of one Class I director to serve until the 2018 annual meeting of stockholders and until his successor is duly elected and qualified;

•	a proposal to approve a stock option exchange program for employees (excluding our executive officers and directors);

•	a proposal to approve the Amended and Restated 2014 Equity Incentive Plan;

•	a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015; and

•	any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

•	“FOR” the election of Phillip J. Salsbury as Class I director;

•	“FOR” the approval of a stock option exchange program for employees (excluding our executive officers and directors);

•	“FOR” the approval of the Amended and Restated 2014 Equity Incentive Plan; and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 15, 2015, the record date, may vote at the Annual Meeting. As of the record date, there were 61,716,985 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If shares of our common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this proxy, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?

•	Proposal No. 1: The election of directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominee who receives the largest number of votes cast “for” is elected as the Class I director. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a director.

•	Proposal No. 2: The approval of a stock option exchange program for employees (excluding our executive officers and directors) requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon (provided that that vote also constitutes the affirmative vote of a majority of the required quorum). Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

•	Proposal No. 3: The approval of the Amended and Restated 2014 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon (provided that that vote also constitutes the affirmative vote of a majority of the required quorum). Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

•	Proposal No. 4: The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	by Internet at http://www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. on June 9, 2015 (have your proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903 (have your proxy card in hand when you call);

•	by completing and mailing your proxy card (if you received printed proxy materials); or

•	by written ballot at the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;

•	returning a later-dated proxy card;

•	notifying the Secretary of A10 Networks, Inc., in writing, at A10 Networks, Inc., 3 West Plumeria Drive, San Jose, California 95134; or

•	completing a written ballot at the Annual Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the Annual Meeting in person?

If you plan to attend the meeting, you must be a holder of Company shares as of the record date of April 15, 2015. Please contact the Company to notify of your intention to attend not later than June 9, 2015 at 6:00 p.m. PST (mmalbanese@a10networks.com/408-240-9339).

On the day of the meeting, each stockholder may be required to present a valid picture identification such as a driver’s license or passport and you may be denied admission if you do not. Please note that seating is limited. Use of cameras, recording devices, computers and other personal electronic devices will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Lee Chen, Greg Straughn and Robert Cochran have been designated as proxies by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 29, 2015 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte & Touche LLP. Your broker will not have discretion to vote on the election of directors, each of which is a “non-routine” matter, absent direction from you.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

A10 Networks, Inc.

Attention: Investor Relations

3 West Plumeria Drive

San Jose, California 95134

(408) 325-8668

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2016 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 26, 2015. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

A10 Networks, Inc.

Attention: Secretary

3 West Plumeria Drive

San Jose, California 95134

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2016 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 9, 2016; and

•	not later than the close of business on March 10, 2016.

In the event that we hold our 2016 annual meeting of stockholders more than 30 days before or more than 30 days after the one-year anniversary of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

You may contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently composed of five members. Three of our directors are independent within the meaning of the listing standards of the New York Stock Exchange. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names, ages as of March 31, 2015, and certain other information for each of the directors with terms expiring at the annual meeting (who are also nominees for election as a director at the annual meeting) and for each of the continuing members of our board of directors:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms expiring at the Annual Meeting/Nominees
Phillip J. Salsbury (1)(2)(3)	I	72	Director	2013	2015	2018

Continuing Directors
Peter Y. Chung (1)(2)(3)	II	47	Director	2013	2016
Robert Cochran	II	57	Vice President, Legal and Corporate Collaboration and Secretary and Director	2012	2016
Lee Chen	III	61	Chief Executive Officer, President and Director	2004	2017
Alan S. Henricks (1)(2)(3)	III	64	Director	2014	2017

(1)	Member of our audit committee
(2)	Member of our compensation committee
(3)	Member of our nominating and corporate governance committee

Nominees for Director

Dr. Phillip J. Salsbury has served as a member of our board of directors since May 2013. Dr. Salsbury is also our lead independent director. From 2005 to April 2010, Dr. Salsbury served as a director of Techwell, Inc., a fabless semiconductor public company that was acquired by Intersil Corporation. Dr. Salsbury was a founder, the Chief Technology Officer, and later the president and Chief Executive Officer of SEEQ Technology, Inc., a non-volatile memory and Ethernet communications semiconductor company, from January 1981 until its acquisition by LSI Logic Corporation, a large semiconductor company, in June 1999. He holds a Ph.D and an M.S. in Electrical Engineering from Stanford University and a B.S. in Electrical Engineering from the University of Michigan. Dr. Salsbury has specific attributes that qualify him to serve as a member of our board of directors, including his strong technical background and management experience as chief executive officer of a public company, and his prior service as a director of a public company.

Continuing Directors

Lee Chen has served as our President, Chief Executive Officer and as a member of our board of directors since July 2004, and as the Chairman of our board of directors since March 2014. From 1996 to August 2004, Mr. Chen served in a variety of positions, including as Vice President of Software Engineering and Quality Assurance at Foundry Networks, Inc., a company that designed, manufactured and sold high-end enterprise and service provider switches and routers, as well as wireless, security, and traffic management solutions. Mr. Chen has previously held management and senior technical positions at OTS, Apple Computer, Convergent Technologies, Inc. and InSync Group, and was a co-founder of Centillion Networks, Inc. Mr. Chen has an M.S.E.E. from San Jose State University and a B.S. in Electrophysics from National Chiao-Tung University in Taiwan. Mr. Chen is a technology pioneer, especially in the area of Internet Protocol Multicast and System & System Security and holds numerous patents. Mr. Chen has specific attributes that qualify him to serve as a member of our board of directors, including the perspective and experience he brings as our Chief Executive Officer and President, one of our founders and a significant stockholder.

Robert Cochran has served as our Vice President, Legal and Corporate Collaboration since January 2012 and as a member of our board of directors since April 2012. Mr. Cochran has served as our Secretary since August 2004, and previously served on our board of directors from August 2004 to October 2004. From January 1993 to January 2012, Mr. Cochran was an attorney in private practice in Woodside, California, where he had served as our outside legal counsel since our incorporation. From 2004 to 2010, Mr. Cochran served as a director of Techwell, Inc., a fabless semiconductor public company that was acquired by Intersil Corporation. Mr. Cochran also serves as a director of one privately held company. Mr. Cochran has a J.D. from Harvard Law School and an A.B. from Harvard University. Mr. Cochran has specific attributes that qualify him to serve as a member of our board of directors, including the perspective and experience he has acquired from counseling growth companies over the last thirty years, and his prior service as a director of a public company.

Peter Y. Chung has served as a member of our board of directors since June 2013. Mr. Chung is a managing director and member of various entities affiliated with Summit Partners, L.P., where he has been employed since 1994. He is currently a director of M/A-COM Technology Solutions Holdings, Inc., a provider of semiconductor solutions for use in radio frequency, microwave and millimeter wave applications, as well as several privately-held companies. Previously, Mr. Chung served as a director of iPayment, Inc., a payment processing company, NightHawk Radiology Holdings, Inc., a provider of teleradiology services, SeaBright Holdings, Inc., a specialty workers’ compensation insurer, Sirenza Microdevices, Inc., an RF components company and Ubiquiti Networks, Inc., a company that develops networking technology. Mr. Chung has an M.B.A. from the Stanford University Graduate School of Business and a A.B. in Economics from Harvard University. Mr. Chung has specific attributes that qualify him to serve as a member of our board of directors, including his experience in investment banking, private equity and venture capital investing and in the communications technology sector, as well as his prior service on public and private company boards.

Alan S. Henricks has served as a member of our board of directors since March 2014. Since November 2014 he has served as a member of the board of directors and a member of the audit committee of APT Software Holdings. Since April 2010 he has served as a member of the board of directors of Ellie Mae, Inc. (NYSE: ELLI), a SaaS Company. Since May 2012 he has served as a member of the board of directors and audit committee chairman of Roku, Inc., a consumer electronics company. From May 2009 to the present, Mr. Henricks has been a board member, advisor and consultant to a variety of private technology companies. His consulting CFO roles included Livescribe Inc., Santur Corporation and AcademixDirect, Inc. From September 2006 to May 2009, Mr. Henricks served as Chief Financial Officer of Pure Digital Technologies, Inc. Prior to September 2006, Mr. Henricks served as Chief Financial Officer of several private and public companies including Traiana Inc., Informix Software, Inc., Documentum, Inc., Borland International, Inc., Cornish & Carey and Maxim Integrated Products, Inc. Mr. Henricks holds a Bachelor of Science in Engineering from the Massachusetts Institute of Technology and a Master of Business Administration from Stanford University. Mr. Henricks has specific attributes that qualify him to serve as a member of our board of directors, including his extensive experience serving as chief financial officer of both public and private companies, as well as his prior service on public and private company boards.

Director Independence

Our common stock is listed on the New York Stock Exchange. Under the listing standards of the New York Stock Exchange, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of the New York Stock Exchange require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the listing standards of the New York Stock Exchange, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the New York Stock Exchange. In addition, Compensation committee members must also satisfy the independence criteria set forth under the listing standards of the New York Stock Exchange.

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment and affiliations, our board of directors has determined that Messrs. Chung, Henricks and Salsbury do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of the New York Stock Exchange. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Party Transactions.”

Board Leadership Structure

Mr. Chen currently serves as both chair of our Board of Directors and our chief executive officer. Our Board believes that the current Board leadership structure provides effective independent oversight of management while allowing our Board of Directors and management to benefit from Mr. Chen’s leadership and years of experience as an executive in the networking industry. Mr. Chen is best positioned to identify strategic priorities, lead critical discussion and execute our strategy and business plans. Mr. Chen possesses detailed in-depth knowledge of the issues, opportunities, and challenges facing us. Independent directors and management sometimes have different perspectives and roles in strategy development.

Our Board determined that it would be beneficial to have a Lead Independent Director to, among other things, preside over executive sessions of the independent directors, which provides the Board with the benefit of having the perspective of entirely independent directors. Our Board has appointed Phillip J. Salsbury, Ph.D. to serve as our lead independent director.

Lead Independent Director

Our board of directors appointed Phillip J. Salsbury, Ph.D. to serve as our lead independent director. As lead independent director, Dr. Salsbury presides over periodic meetings of our independent directors, serves as a liaison between our Chairman of the board of directors and the independent directors, and performs such additional duties as our board of directors may otherwise determine and delegate.

Board Meetings and Committees

During our fiscal year ended December 31, 2014, the board of directors held eight (8) meetings (including regularly scheduled and special meetings), and each director attended at least 92% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend.

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

Audit Committee

Our audit committee is comprised of Messrs. Chung, Henricks and Salsbury, each of whom is a non-employee member of our board of directors. Mr. Henricks is the chair of our audit committee. Our board of directors has determined that each of the members of our audit committee satisfies the requirements for financial literacy under the rules and regulations of the New York Stock Exchange and the SEC. Our board of directors has also determined that Mr. Henricks qualifies as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of the New York Stock Exchange.

The audit committee is responsible for, among other things:

•	selecting and hiring our registered public accounting firm;

•	evaluating the performance and independence of our registered public accounting firm;

•	approving the audit and pre-approving any non-audit services to be performed by our registered public accounting firm;

•	reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;

•	overseeing procedures for the treatment of complaints on accounting, internal accounting controls, or audit matters;

•	reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements, and our publicly filed reports;

•	reviewing and approving in advance any proposed related person transactions; and

•	preparing the audit committee report that the SEC requires in our annual proxy statement.

The audit committee operates under a written charter that satisfies the applicable standards of the SEC and the New York Stock Exchange. A copy of the charter of our audit committee is available on our website at http://investors.a10networks.com. During 2014, our audit committee held three (3) meetings.

Compensation Committee

Our compensation committee consists of Messrs. Chung, Henricks and Salsbury. Mr. Chung is the chairman of our compensation committee. Our board of directors has determined that each member of this committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, or Section 162(m).

The compensation committee is responsible for, among other things:

•	reviewing and approving our Chief Executive Officer’s and other executive officers’ annual base salaries, incentive compensation plans, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change in control agreements, and any other benefits, compensation or arrangements;

•	administering our equity compensation plans;

•	overseeing our overall compensation philosophy, compensation plans, and benefits programs; and

•	preparing the compensation committee report that the SEC will require in our annual proxy statement.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our compensation committee is available on our website at http://investors.a10networks.com. During 2014, our compensation committee held two (2) meetings and acted by written/electronic consent two (2) times.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Messrs. Chung, Henricks and Salsbury, each of whom is a non-employee member of our board of directors. Dr. Salsbury is the chairman of our nominating and corporate governance committee. Our board of directors has determined that each member of our nominating and corporate governance committee meets the requirements for independence under the rules of the New York Stock Exchange. The nominating and corporate governance committee is responsible for, among other things:

•	evaluating and making recommendations regarding the composition, organization, and governance of our board of directors and its committees;

•	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;

•	reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations; and

•	reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the audit committee.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the New York Stock Exchange. A copy of the charter of our nominating and corporate governance committee is available on our website at http://investors.a10networks.com. During 2014, our nominating and corporate governance committee held no meetings and did not act by written/electronic consent. Our nominating and corporate governance committee held a meeting in the first quarter of 2015 in connection with its recommendation of Dr. Salsbury as nominee for election as the Class I director at the Annual Meeting.

Compensation Committee Interlocks and Insider Participation

Messrs. Chung, Henricks and Salsbury are members of our compensation committee. None of the members of our compensation committee is or has been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our compensation committee or our board of directors.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board of director and committee responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all board of director and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that our board of directors should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Our nominating and corporate governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee will consider candidates for director recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of the company continuously for at least twelve (12) months prior to the date of the submission of the recommendation, so long as such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our General Counsel or our Legal Department in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our board of directors. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Any nomination should be sent in writing to our General Counsel or our Legal Department at A10 Networks, Inc., 3 West Plumeria Drive, San Jose, CA 95134. To be timely for our 2016 annual meeting of stockholders, our General Counsel or Legal Department must receive the nomination no earlier than February 9, 2016 and no later than March 10, 2016.

Communications with the Board of Directors

Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, and mailing the correspondence to our General Counsel at A10 Networks, Inc., 3 West Plumeria Drive, San Jose, CA 95134, Attn: General Counsel. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our General Counsel, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairman of our board of directors.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the Corporate Governance portion of our website at http://investors.a10networks.com. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.

Risk Management

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board of directors, where, among other topics, they discuss strategy and risks facing the company, as well as at such other times as they deemed appropriate.

While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our audit committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our compensation committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

Director Compensation

Equity Compensation.

Each non-employee director who first joins us will be granted an initial equity award with a value of $225,000 and each non-employee director will be granted an annual equity award with a value of $150,000 on each of our annual stockholder meetings. However, a continuing non-employee director who, as of the date of our annual stockholder meeting, has not served as a board member for the entire 12-month period prior to the annual stockholder meeting will receive an annual award with a value that is prorated based on the number of months the director served during the prior year. The initial and annual awards will be granted in the form of restricted stock units, and the number of shares to be granted pursuant to such awards will be determined by the closing price of our shares on the grant date. However, a non-employee director who is not continuing as a director following an annual stockholder meeting will not receive an annual award at such meeting.

The initial award will vest in three equal, annual installments from the date the non-employee director joins our board of directors, subject to continued service as a board member through each such date. Each annual award will vest as to 100% of the underlying shares on the earlier of the one year anniversary of the award’s grant date or the date of our next annual stockholder meeting, subject to continued service as a board member through such date.

Cash Compensation.

Our board of directors approved the following annual compensation package for our non-employee directors:

Annual Cash Retainer
Annual retainer	$30,000
Additional retainer for audit committee chair	$20,000
Additional retainer for audit committee member	$7,500
Additional retainer for compensation committee chair	$12,000
Additional retainer for compensation committee member	$5,000
Additional retainer for nominating and governance committee chair	$7,500
Additional retainer for nominating and governance committee member	$3,500
Additional retainer for non-executive chairman of the board of directors	$30,000
Additional retainer for outside lead director	$15,000

Compensation for 2014

The following table provides information regarding the total compensation that was granted to each of our directors who was not serving as an executive officer in 2014.

Director	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	Total ($)
Peter Y. Chung	—	—	—
Alan S. Henricks	$45,825	$267,664	$313,489
Phillip J. Salsbury	$56,333	—	$56,333

(1)	The amount reported in the Option Awards column is the aggregate grant date fair value of the stock option award, computed in accordance with equity compensation provisions of FASB ASC Topic 718. As required by the rules of the SEC, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. Note that the amount reported in this column does not correspond to the actual economic value that may be received by the director from the award.
(2)	The aggregate number of stock option awards outstanding at December 31, 2014 for each non-employee director is as follows:

Name	Aggregate Number of Option Awards Outstanding at December 31, 2014(#)
Peter Y. Chung	—
Alan S. Henricks	30,000
Phillip J. Salsbury	—

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently composed of five members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, one Class I director will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Phillip J. Salsbury as nominee for election as the Class I director at the Annual Meeting. If elected, Dr. Salsbury will serve as a Class I director until the 2018 annual meeting of stockholders and until his successor is duly elected and qualified. The nominee is currently a director of our company. For information concerning the nominee, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re-election of Dr. Salsbury. We expect that Dr. Salsbury will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required

The election of directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE NOMINEE NAMED ABOVE.

PROPOSAL NO. 2

APPROVAL OF A STOCK OPTION EXCHANGE PROGRAM FOR EMPLOYEES (EXCLUDING OUR EXECUTIVE OFFICERS AND DIRECTORS)

Our Board has determined that it would be in the best interests of the Company and our stockholders to implement a one-time stock option exchange program (the “Exchange Program”), as described in detail below, subject to stockholder approval. The Exchange Program would permit Eligible Employees (as defined below) to exchange their outstanding options to purchase shares of our common stock issued under our 2014 Equity Incentive Plan (the “2014 Plan”) and our 2008 Stock Plan (collectively, the “Plans”) granted prior to April 29, 2014, with per share exercise prices that are greater than a specified percentage to be determined by the Compensation Committee which shall be not less than 20% above the fair market value of our stock price as measured at the Exchange Program’s commencement date or a date shortly before the commencement date in exchange for a lesser number of restricted stock units (“RSUs”) (as determined in accordance with exchange ratios calculated as described below) to be granted under our 2014 Plan. Each RSU represents an unfunded right to receive one share of our common stock on a fixed date in the future, which generally is the date on which the RSU vests. The new RSUs would be granted shortly following the expiration of the offer (the “Exchange Date”). None of our executive officers and directors would be eligible to participate in the Exchange Program and do not stand to gain from the Exchange Program other than in their general capacity as stockholders.

The Board of Directors unanimously recommends a vote “FOR” the approval of an Exchange Program for employees (excluding the executive officers and directors).

The Board believes the Exchange Program would enhance long-term stockholder value by improving our ability to incentivize and retain our non-executive employees through the cancellation of outstanding options that currently provide diminished retention or incentive value to our employees. Additionally, the Board believes that the Exchange Program creates retention value for the Company by requiring employees to “re-earn” their new RSUs granted pursuant to the Exchange Program through a new vesting schedule.

Reasons for the Exchange Program

Equity awards have been, and continue to be, a key part of our incentive compensation and retention program and are designed to motivate and reward employees’ efforts. We believe that to develop and market our products, we need to maintain competitive employee compensation and incentive programs.

Our stock price had maintained a $10.00 or higher price from the time of our IPO in March 2014 until near the end of September 2014, but fell to below $5.00 following the announcement of our preliminary third quarter financial results in early October 2014. Since the time of such announcement, our stock price has traded between just under $4.00 and slightly over $5.00 and is currently at $4.70 as of the last trading date before the date of this proxy statement.

As a result of our stock price decline, a substantial number of our employees who hold outstanding stock options are holding options that are substantially “underwater” (meaning the exercise prices of the options are higher than the current market price of our common stock). The weighted average exercise price per share of options held by our non-executive employees was $5.01 compared to a $4.33 closing price on March 31, 2015, for our common stock. Consequently, as of March 31, 2015, approximately 69% of the outstanding options held by non-executive employees were underwater. These underwater options currently provide diminished retention or incentive value to our employees, while nevertheless creating an overhang to our stockholders of approximately 6,085,407 shares. Additionally, under applicable accounting rules, we are required to continue to recognize compensation expense related to these options while they remain outstanding, even if they are never exercised because they remain underwater and do not fully provide the intended incentive and retention benefits.

Beginning in October 2014, our Board of Directors and Compensation Committee began to consider employee retention issues associated with the reduced trading price of our common stock relative to exercise prices of outstanding stock options. Radford (“Radford”), an independent compensation consulting firm, was retained by the Company to assist the Compensation Committee in evaluating issues associated with underwater stock options and in structuring a compensation program designed to retain and provide incentives to our employees holding underwater options. We evaluated several alternatives with Radford, including increasing cash compensation and/or granting additional equity awards. We have implemented each of these alternatives to a degree, but do not believe that relying exclusively on such approaches is optimal. Relying entirely on increasing cash compensation would substantially increase our compensation expenses and reduce our cash flow from operations. Also, we believe that equity is an essential component of compensation to optimize our ability to hire and retain talented employees, particularly in the competitive labor market of Silicon Valley. Relying entirely on grants of additional stock options at current market prices or restricted stock units (“RSUs”) would substantially increase our overhang and cause dilution to our stockholders.

We also considered a stock option exchange program. The Compensation Committee and Radford performed a comprehensive evaluation of the positive and negative attributes of a stock option exchange program. As part of this evaluation, the Compensation Committee identified the likely participants of an exchange program and discussed the value of the exchanged equity awards, the general parameters of an exchange program and the probable effects of an exchange program on our current hiring plans and retention goals. We determined that a program under which non-executive employees could exchange underwater options for a lesser number of RSUs was most attractive for a number of reasons, including the following:

Reasonable, Balanced Incentives. As described in more detail below, participating employees will surrender options that are substantially underwater for a lesser number of unvested RSUs. We believe the grant of a lesser number of RSUs is a reasonable and balanced exchange for underwater options and would have a much stronger current impact on employee retention than do underwater options.

Restore Retention and Motivation Incentives. We rely on skilled and educated, technical, and managerial employees. Competition for these types of employees is intense. We continue to believe that equity awards are an important component of our employees’ total compensation and our ability to retain and motivate employees. Replacing this component solely with additional cash compensation to remain competitive in the hiring marketplace could adversely affect our business. We also believe that substantially underwater options do not have sufficient impact on employee retention and motivation, and that for our employee stock options to serve their intended purposes, they need to be exercisable at least near the current price of our common stock. The failure to address the underwater option issue in the near to medium term will make it more difficult for us to retain our key employees. If we cannot retain these employees, our business, results of operations and future stock price could be adversely affected. We believe that offering to grant new RSUs in exchange for underwater options will aid in both retaining and motivating employees participating in the Exchange Program because the new RSUs have inherent value and new vesting periods that will exceed the remaining vesting periods of the surrendered options. We believe that the inherent value and extended vesting periods of the RSUs will be more effective in retaining and incentivizing employees than the existing underwater options.

Reduce Outstanding Equity Awards. Not only do the underwater options have diminished employee retention value, they cannot be removed from our equity award overhang until they are exercised, expire or otherwise terminate (for example, when an employee leaves our employment). If all Eligible Options (as defined below) are exchanged and based on calculations performed as of March 31, 2015, and assuming a July 1, 2015 tender offer and a market price of $5.00 were used to determine the exercise price eligibility threshold, options to purchase up to approximately 2,441,346 shares could be surrendered and cancelled, while, based on such assumptions, new RSUs covering approximately 873,124 shares would be issued, resulting in a net reduction in the equity award overhang by approximately 1,568,222 shares, or approximately 2.54% of the number of shares of our common stock outstanding as of March 31, 2015. Under the terms of the 2014 Plan (as amended), any exchanged options under the Plans automatically will be reserved for future issuance under the 2014 Plan as a result of the cancellation of such options pursuant to the Exchange Program.

Align Compensation Costs with Retention and Motivation Value of Equity Awards. Our underwater options have exercise prices that are equal to the fair market value of our common stock at the time of grant. Under applicable accounting rules, we are required to continue to recognize compensation expense related to these grants while they remain outstanding, even if they are never exercised because they remain underwater and do not fully provide the intended incentive and retention benefits. By replacing underwater options that have diminished retention or incentive value with new RSUs that will provide both enhanced retention and incentive value while incurring only minimal incremental compensation expense, we will be able to use our compensation tools more efficiently.

Decrease Pressure for Additional Grants. If we are unable to conduct an Exchange Program in which underwater options with diminished incentive value may be exchanged for a lesser number of new RSUs with higher motivation and retentive value, we may find it necessary to issue significant additional options or other equity awards to employees above and beyond our ongoing equity grant practices in order to provide renewed incentive to employees. Any such additional grants would increase our overhang as well as our compensation expense.

Description of the Exchange Program

Eligible Employees

The Exchange Program will be open to all employees and eligible contractors of the Company and its subsidiaries (but excluding our executive officers and directors) who are employed by us at the start of the Exchange Program. Such individuals are referred to as “Eligible Employees.” In addition to being an Eligible Employee as of the start of the Exchange Program, an individual will only be eligible to participate in the Exchange Program if he or she continues to provide service to us through the new RSU grant date. The Board will have the authority to exclude otherwise eligible employees and contractors in non-U.S. jurisdictions if it determines that local law or other constraints make the participation of employees or contractors in a certain country infeasible or impractical. At the time that we commence the Exchange Program, we may elect to cash out certain Eligible Options held by Eligible Employees in certain countries, subject to country restrictions or we may determine to implement a different arrangement that would provide for additional retention incentives for these individuals. We also may elect to cash out or exclude otherwise Eligible Options that, upon exchange at the then-applicable exchange ratios, would result in a grant to any individual employee or eligible contractor of a total of 50 or fewer shares covered by an RSU award. In the event that we cash out certain Eligible Options to address administrative and other needs, we anticipate that these small amounts of shares will be cashed out based on the exchange ratios established prior to the start of the Exchange Program.

Participation in the Exchange Program would be voluntary. However, if an Eligible Employee elects to exchange an Eligible Option (as defined below), then all of the shares subject to such Eligible Option must be exchanged pursuant to the Exchange Program. As of March 31, 2015, there were approximately 450 Eligible Employees holding options that would constitute Eligible Options using the assumptions described below.

Eligible Options

The only options that Eligible Employees may exchange in the Exchange Program are those outstanding options under any of the Plans held by an Eligible Employee granted prior to April 29, 2014, that have a per share exercise price greater than a specified percentage to be determined by the Compensation Committee which shall not be less than 20% above the fair market value of our stock price as measured at the Exchange Program’s commencement date or a date shortly before the commencement date as determined by our Compensation Committee (the “Eligible Options”). We expect to commence the execution of the Exchange Program in July 2015. Our intent in using an exercise price eligibility threshold is to ensure that only outstanding options that are significantly underwater are eligible for the Exchange Program.

As of March 31, 2015, and assuming a market price of $5.00 was used to determine the exercise price eligibility threshold, Eligible Employees were holding Eligible Options to purchase approximately 2,441,346 shares of our common stock, with a weighted average exercise price of $8.40 per share and a weighted average remaining term of 8.57 years. Since the exchange ratios (discussed below) will not be calculated until shortly before the commencement of the Exchange Program (at which time the fair value of the eligible options and replacement RSUs can be estimated), we are unable to determine at this time the number of new RSUs which may be granted in connection with the Exchange Program. All Eligible Options that are not exchanged will remain outstanding and in effect in accordance with their existing terms.

Exchange Ratios

The Exchange Program is not structured as a one-for-one exchange. Instead, it more closely will approximate a value-for-value exchange of the Eligible Options for new RSUs, but adjusted as determined necessary or desirable by our Compensation Committee prior to the start of the Exchange Program to satisfy our retention goals of the Exchange Program. Therefore, Eligible Employees surrendering outstanding Eligible Options will receive new RSUs covering a lesser number of shares than are covered by the surrendered options. The number of shares underlying an Eligible Option to be surrendered in the exchange for the right to receive an RSU covering one share is referred to as the “exchange ratio.” The exchange ratio will vary depending on the extent to which the Eligible Options are underwater at the time we implement the Exchange Program. As a result, the exchange ratios will vary and generally will be higher as the exercise price of the award increases. We may further adjust the exchange ratios to provide additional incentive to the Eligible Employees to satisfy our retention goals or for other reasons such as rounding for administrative ease. Our Compensation Committee will establish the final exchange ratios shortly before the Exchange Program commences.

Although the exchange ratios cannot be determined now, we can provide an example if we make certain assumptions regarding the start date of the offer, the fair market value of our common stock and a sample methodology for determining an exchange ratio that would achieve our retention goals of the Exchange Program. For illustrative purposes only, suppose that at the time we set the exchange ratios (at an assumed date of July 1, 2015, for purposes of this illustration), the fair market value of a share of our common stock is $5.00, and all currently Eligible Options remain outstanding, and all of the Eligible Employees remain eligible to participate. Assume further that our Compensation Committee decides that exchange ratios will be determined by taking the exchange ratio that would represent equal value for equal value (based on the Black-Scholes value of the option and the intrinsic value of the RSU), and multiplying it by a factor equal to (a) one minus (b) the product of (x) one-half, and (y) a percentage equal to the spread between the per share exercise price of the Eligible Option and the fair market value of a share of our common stock divided by the per share exercise price of the Eligible Option. Based on these assumptions, the following table shows the exchange ratios that would be used in the exchange:

If the Exercise Price of an Eligible Option is:	The Exchange Ratio is:
$6.19, then	2.40-for-1
$8.51, then	2.73-for-1
$12.19, then	3.48-for-1
$12.87, then	3.63-for-1
$15.00, then	4.18-for-1

For example, if an Eligible Employee surrenders an Eligible Option to purchase 1,000 shares with an exercise price of $6.19 per share, that Eligible Employee would receive new RSUs covering 417 shares (that is, 1,000 divided by 2.40, which equals 417).

In determining the appropriate methodology for setting the exchange ratios that will achieve our retention goals of the Exchange Program, our Compensation Committee may determine to use a formula that differs from that described above or may determine that an approach that does not use a specified formula would be appropriate. Generally, however, the Compensation Committee expects that the exchange ratios would be greater with respect to the Eligible Options with higher per share exercise prices and lower with respect to the Eligible

Options with lower per share exercise prices. This is because generally, an Eligible Option with a higher per share exercise price (and thus more deeply underwater) has less value than an otherwise underwater Eligible Option with a per share exercise price that is closer to the fair market value of a share of our common stock.

Setting the exchange ratios in the manner described above likely will result in the issuance of new RSUs with a fair value for financial accounting purposes that is higher than the fair value of the Eligible Options surrendered in the exchange. Our Board and Compensation Committee have determined that the recognition of additional compensation cost is necessary to achieve our retention goals of the Exchange Program, which we believe will benefit the Company and its stockholders in the long run.

Based on the assumptions described above, the following table summarizes information regarding the options eligible for exchange in the Exchange Program, as of March 31, 2015:

Exercise Price of Eligible Options (1)	Number of Shares Underlying Eligible Options	Weighted Average Price of Eligible Options	Weighted Average Remaining Term of Eligible Options (Years)	Exchange Ratio (Number of Eligible Options to New RSUs)	Maximum Number of New RSUs that May Be Granted Upon Surrender of Eligible Options
$6.19	1,112,641	$6.18	8.31	2.40 for 1	463,600
$8.51	523,100	$8.51	8.60	2.73 for 1	191,612
$12.19	504,178	$12.19	8.85	3.48 for 1	144,879
$12.87	25,433	$12.87	9.08	3.63 for 1	7,006
$15.00	275,994	$15.00	8.97	4.18 for 1	66,027

(1)	Options listed with exercise prices of $12.19 and below were granted out of the 2008 Plan and the options listed with exercise prices of $12.87 and above were granted out of the 2014 Plan.

The total number of RSUs that a participating Eligible Employee will receive in exchange for a surrendered Eligible Option will be determined by converting the number of shares subject to the surrendered Eligible Option according to the applicable exchange ratio. The exchange ratios will be applied on a grant-by-grant basis. If our stock price is higher than our assumed price of $5.00 per share at the time that the exchange ratios actually are set, the Eligible Options will be more highly valued and, as a result, we likely will reduce the exchange ratios and issue more RSUs for a given Eligible Option, but at the same time, we may limit the number of options that would be eligible to participate in the Exchange Program. Conversely, if our stock price were to decrease from our assumed price of $5.00 per share at the time that the exchange ratios actually are set, the Eligible Options will be valued at a lesser amount and, as a result, we likely will increase the exchange ratios and issue fewer RSUs for a given Eligible Option and it is possible that we would increase the number of options that would be eligible for the Exchange Program.

Terms and Vesting Schedule

The new RSUs will be subject to the terms and conditions of the 2014 Plan and an RSU award agreement issued thereunder. The number of years of vesting of the new RSU award will be equal to the sum of (a) one year, plus (b) the number of years remaining for the surrendered option to become fully vested, rounded down to the nearest quarter year, subject in each case to the optionee remaining a service provider to the Company through each vesting date. In no event will any shares subject to the new RSU award be scheduled to vest sooner than the one-year anniversary of the Exchange Date and in no event will the new RSU award be scheduled to vest in full sooner than provided in the vesting schedule of the original Eligible Option it replaces. The new RSUs shall have a one-year cliff and vest in annual installments following the Exchange Date. If there is extra fractional year vesting, that portion will vest 3, 6 or 9 months following the last annual vesting date, as applicable. Generally, the Eligible Options have been scheduled to vest over four (4) years following their employment start date or the date of grant. As a result, the new vesting schedules will extend the total vesting periods associated with the Eligible Options, meaning that, Eligible Employees participating in the Exchange Program will, in effect, have to “re-earn” the new RSUs through continued service. As of March 31, 2015, approximately 37% of the shares covered by the Eligible Options already were vested.

Implementing the Exchange Program

Our Board authorized the Exchange Program on March 31, 2015, subject to stockholder approval and authorized the Compensation Committee to determine the terms of the Exchange Program. We have not commenced the Exchange Program. If we receive stockholder approval of the Exchange Program, the Exchange Program will begin within twelve (12) months following stockholder approval, with terms expected to be substantially similar to those described in this proposal. However, even if the stockholders approve the Exchange Program, the Board still may determine later not to implement the Exchange Program. It currently is anticipated that the Exchange Program will commence as promptly as practicable following approval of this proposal by our stockholders.

Upon the commencement of the Exchange Program, Eligible Employees would receive written materials explaining the terms and timing of the Exchange Program (an “offer to exchange”). Eligible Employees would be given at least 20 U.S. business days to elect to exchange some or all of their Eligible Options for a grant of new RSUs. Eligible Employees would make these elections by filling out an election form which would be distributed to them as part of the offer to exchange and submitting the form to our designated representative within the 20 U.S. business day period (or such longer period as we choose to keep the offer open). After the offer to exchange is closed, all Eligible Options that were surrendered for exchange would be cancelled and we would grant new RSUs in accordance with the exchange ratios. All new RSUs will be granted under the 2014 Plan.

At or before commencement of the Exchange Program, we would file the offer to exchange with the Securities and Exchange Commission (the “SEC”) as part of a tender offer statement on Schedule TO. Eligible Employees, as well as stockholders and members of the public, would be able to obtain the tender offer statement and other documents we file with the SEC free of charge from the SEC’s website at www.sec.gov.

U.S. Federal Income Tax Consequences

The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the Exchange Program. A more detailed summary of the applicable tax considerations to participants will be provided in the offer to exchange. The applicable U.S. federal income tax law and regulations may change, and the U.S. Internal Revenue Service may adopt a position contrary to the summary below. All holders of Eligible Options are urged to consult their own tax advisers regarding the tax treatment of participating in the Exchange Program under all applicable laws prior to participating in the option exchange program.

We believe the exchange of Eligible Options for new RSUs pursuant to the Exchange Program should be treated as a non-taxable exchange and neither we nor any of the Eligible Employees should recognize any income for U.S. federal income tax purposes upon the surrender of Eligible Options and the grant of new RSUs. The tax consequences for participating non-U.S. employees may differ from the U.S. federal income tax consequences described in the preceding sentences.

Potential Modification to Terms of Exchange Program

The terms of the Exchange Program will be described in an offer to exchange that will be filed with the SEC. Although we do not anticipate that the SEC would require us to materially modify the Exchange Program’s terms, it is possible that we will need to alter the terms of the Exchange Program to comply with comments from the SEC. Changes in the terms of the Exchange Program may also be required for tax purposes. In addition, we intend to make the Exchange Program available to our employees who are located in certain countries outside of the U.S. where permitted by local law and where we determine it is feasible and practical to do so. It is possible that we may need to make modifications to the terms offered to Eligible Employees in countries outside the U.S. to comply with local requirements, or for tax or accounting reasons. The Board or the Compensation Committee will retain the discretion to make any such necessary or desirable changes to the terms of the Exchange Program for purposes of complying with comments from the SEC or optimizing the U.S. or foreign tax consequences.

Potential Modification to Terms of Exchange Program Due to Changing Circumstances

While the terms of the Exchange Program are expected to be materially similar to the terms described in this proposal, we may find it necessary or appropriate to change the terms of the Exchange Program to take into account our administrative needs, legal requirements, accounting rules, Company policy decisions that make it appropriate to change the Exchange Program and the like. For example, we may alter the method of determining exchange ratios if we decide that there is a more efficient and appropriate way to set the ratios while still continuing to limit incremental compensation expense. The final terms of the Exchange Program will be set forth in the offer to exchange. The Board or the Compensation Committee will retain the discretion to make any necessary or desirable changes to the terms of the Exchange Program. In addition, the Board or the Compensation Committee reserves the right to amend, postpone or cancel the Exchange Program once it has commenced. Additionally, we may decide not to implement the Exchange Program even if our stockholders approve the Exchange Program. If our stock price increases significantly, we may reassess the advisability of implementing the Exchange Program.

Financial Accounting Consequences

We account for share-based payments in accordance with Accounting Standards Codification Topic 718 (“ASC 718”), “Compensation-Stock Compensation.” Under ASC 718, to the extent the fair value of each award of stock options granted pursuant to the Exchange Program exceeds the fair value of the surrendered stock options, such excess is considered incremental compensation. This excess, in addition to any remaining unrecognized expense for the Eligible Options surrendered in exchange for the new RSUs, will be recognized by us as an expense for compensation. This expense will be recognized ratably over the vesting period of the new RSUs in accordance with the requirements of ASC 718. In the event that any awards of new RSUs are forfeited prior to their vesting due to termination of an employee’s service, the compensation cost related to the forfeited RSUs will not be recognized.

We will establish the exchange ratios for the Exchange Program in a manner intended to result in the issuance of new RSUs that have a fair value substantially close to the fair value of the exchanged options they replace, but with the ability to establish exchange ratios that result in additional compensation expense to the extent our Compensation Committee determines prior to the start of the Exchange Program that it is necessary or desirable to do so to assist in our retention goals of the Exchange Program. Additionally, compensation expense may be affected by fluctuations in our stock price after the exchange ratios have been set (which will occur shortly before the Exchange Program begins) but before the option exchange actually occurs. We currently recognize and will continue to recognize compensation expense relating to the Eligible Options, even though they are underwater and do not fully provide the intended incentive and retention benefits.

Program Participation

Since the decision whether to participate in the Exchange Program is completely voluntary, we are not able to predict who or how many Eligible Employees will elect to participate, how many options will be surrendered for exchange or the number of new RSUs that may be issued. The Exchange Program will not be conditioned on a minimum level of participation.

Effect on Stockholders; Impact on the 2014 Plan Share Reserve

We are unable to predict the precise impact of the Exchange Program on our stockholders because we are unable to predict how many or which Eligible Employees will exchange their Eligible Options. The following table summarizes the effect of the Exchange Program, assuming all Eligible Options were exchanged (assuming a market price of $5.00 was used to determine the exercise price eligibility threshold), as of March 31, 2015:

	Prior to the Exchange	Following the Exchange
Shares of Common Stock Outstanding	61,710,052	61,710,052
Shares Covered by All Outstanding Options (including options held by all employees, executive officers and directors)	10,652,362	8,211,016
Shares Covered by All Outstanding Full Value Awards (that is, outstanding RSUs)	3,117,676	3,990,800
Shares Available for Future Award Grants Under the 2014 Plan (assuming Proposal 3 is approved)	4,270,990	6,954,511
Shares Available for Future Award Grants Under the 2014 Plan (assuming Proposal 3 is not approved)	4,270,990	3,699,293

After the Exchange Program, as presented in the example set forth in the table under the heading “Exchange Ratios” (assuming all Eligible Options are tendered, outstanding options would have a weighted average exercise price of $3.7 and a weighted average remaining term of 7.6 years.

Financial Statements

Our financial statements and other information required by Item 13(a) are incorporated by reference from our annual report on Form 10-K filed with the SEC on March 11, 2015.

If you are both a stockholder and an employee holding Eligible Options, please note that voting to approve the Exchange Program does not constitute an election to participate in the Exchange Program.

Required Vote

The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting (provided that that vote also constitutes the affirmative vote of a majority of the required quorum) will be required for approval of the Exchange Program.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE PROPOSED EXCHANGE PROGRAM.

PROPOSAL NO. 3

APPROVAL OF THE AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

We are asking stockholders to approve the amendment and restatement of our 2014 Equity Incentive Plan (the “2014 Plan”). Our Board of Directors has adopted the 2014 Plan as amended and restated, subject to the approval of our stockholders at the 2015 Annual Meeting of Stockholders, and our Board of Directors recommends that stockholders approve the amended and restated 2014 Plan. If our stockholders approve the amended and restated 2014 Plan, it will replace the current version of the 2014 Plan and will continue in effect until 2024, unless earlier terminated by our Board of Directors or its compensation committee.

The amended and restated 2014 Plan provides that any shares of our common stock (“Shares”) that were subject to awards granted under our 2008 Stock Plan (the “Prior Plan”) and that since our initial public offering on March 21, 2014 (the “IPO”) have terminated, been cancelled or otherwise forfeited or repurchased by the Company, or that terminate, are cancelled, or are otherwise forfeited or repurchased by the Company after date of this proxy (collectively, the “Terminated Awards”), will return to the share reserve and become available for issuance under the 2014 Plan. In determining that the number of Shares available for issuance under the 2014 Plan should include these additional Shares, our Board of Directors and its compensation committee considered that, had our Prior Plan remained in effect in lieu of being terminated in connection with the IPO, the Shares subject to Terminated Awards generally would have become available for issuance pursuant to future awards granted under the Prior Plan. However, due to the termination of the Prior Plan in connection with the IPO, the Shares subject to these awards do not become available for issuance by us because the 2014 Plan does not provide for such Shares to return to the 2014 Plan.

If stockholders approve this proposal, Shares from Terminated Awards will become available for grant and issuance under the 2014 Plan so that we can continue to achieve our goals of retaining and motivating our employees and other service providers that we originally had intended to achieve with respect to the Terminated Awards. The maximum number of Shares that could become available from Terminated Awards would not in the aggregate exceed 8,310,566 Shares. The actual number of Shares that become available pursuant to this rollover of Shares from the Prior Plan will depend on the number of Shares subject to awards that have or will become Terminated Awards. Shares subject to awards granted under the Prior Plan that do not become a Terminated Award will not become available for issuance under the 2014 Plan.

The 2014 Plan is also being amended to allow us to deduct for U.S. federal income tax purposes the compensation recognized by our executive officers in connection with certain awards granted thereunder. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. However, certain types of compensation, including performance-based compensation, generally are excluded from this deductibility limit. To enable compensation in connection with stock options, stock appreciation rights and certain restricted stock grants, restricted stock units, performance shares and performance units awarded under the amended and restated 2014 Plan to qualify as “performance-based” within the meaning of Section 162(m), stockholders are being asked to approve the material terms of the 2014 Plan as amended and restated, including the eligibility requirements for participating in the amended and restated 2014 Plan, the performance measures upon which specific performance goals applicable to certain awards would be based, the limits on the number of Shares or compensation that could be paid to participants, and the other material terms of the awards described below. Notwithstanding the foregoing, we retain the ability to grant equity awards under the amended and restated 2014 Plan that do not qualify as “performance-based” compensation within the meaning of Section 162(m).

The following is a summary of the material changes to the 2014 Plan. This comparative summary is qualified in its entirety by reference to the actual text of the amended and restated 2014 Plan, set forth as Appendix A to this proxy statement.

•	The 2014 Plan as amended and restated allows for the grant of awards that may qualify as performance-based compensation within the meaning of Section 162(m). In addition to certain procedural requirements, which are necessary for qualifying the awards as such performance-based compensation, certain limits and performance criteria also have been set forth in the amended and restated 2014 Plan:

•	The amended and restated 2014 Plan includes the following limitations to the number of Shares subject to options and stock appreciation rights, as well as restricted stock, restricted stock units, performance shares and performance units intended to qualify as performance-based compensation under Section 162(m), that may be granted to an individual during any fiscal year, which is necessary to allow us to be eligible to receive income tax deductions under Section 162(m) (subject to any adjustment provisions contained in the amended and restated 2014 Plan):

Award Type	Aggregate Per Person Award Limit

Stock options	1,000,000 Shares during any fiscal year of ours, plus an additional 2,000,000 Shares in connection with the award recipient’s initial service as an employee

Stock appreciation rights	1,000,000 Shares during any fiscal year of ours, plus an additional 2,000,000 Shares in connection with the award recipient’s initial service as an employee

Restricted stock	500,000 Shares during any fiscal year of ours, plus an additional 1,000,000 Shares in connection with the award recipient’s initial service as an employee

Restricted stock units	500,000 Shares during any fiscal year of ours, plus an additional 1,000,000 Shares in connection with the award recipient’s initial service as an employee

Performance shares	500,000 Shares during any fiscal year of ours, plus an additional 1,000,000 Shares in connection with the award recipient’s initial service as an employee

Performance units	$5,000,000

•	Specific performance criteria have been added to the amended and restated 2014 Plan so that certain awards may be granted subject to or conditioned upon the satisfaction of performance objectives, which in turn will allow us to be eligible to receive income tax deductions under Section 162(m). These performance criteria include: revenue; gross margin; operating margin; operating income; pre-tax profit; earnings before stock-based compensation expense, interest, taxes and depreciation and amortization; earnings before interest, taxes and depreciation and amortization; earnings before interest and taxes; net income; expenses; new product development; stock price; earnings per share; return on stockholder equity; return on capital; return on net assets; economic value added; market share; customer service; customer satisfaction; sales; total stockholder return; free cash flow; net operating income; operating cash flow; return on investment; employee satisfaction; employee retention; balance of cash, cash equivalents and marketable securities; product development; research and development expenses; completion of an identified special project; completion of a joint venture or other corporate transaction; inventory balance; or inventory turnover ratio.

•

The number of Shares that may be issued under the 2014 Plan will include (a) the number of Shares that were subject to Terminated Awards that, at any time after the IPO, but before the date of the 2015 Annual Meeting of Stockholders, have been terminated, cancelled or otherwise forfeited, or repurchased by the Company or expired, without having been exercised in full, and (b) any Shares issued pursuant to

Terminated Awards that, on or after the date of the 2015 Annual Meeting of Stockholders, are terminated, cancelled or otherwise forfeited, or repurchased by the Company, or expire, with the maximum number of Shares that could be added to the 2014 Plan under clauses (a) and (b) equal to 8,310,566 Shares. The actual number of Shares that become available pursuant to this rollover of Shares will depend on the number of Shares subject to awards that are or become Terminated Awards. Shares subject to awards granted under the Prior Plan that do not become a Terminated Award will not become available for issuance under the 2014 Plan.

The 2014 Plan has not been amended in any other material way since the 2014 Plan was approved by our stockholders prior to our initial public offering completed in March 2014. Without stockholder approval of our amended and restated 2014 Plan, we believe our ability to attract and retain the individuals necessary to drive our performance and increase long-term stockholder value will be limited. We believe that the stockholder approval of our amended and restated 2014 Plan is important to our continued success. If stockholders do not approve the amended and restated 2014 Plan, the 2014 Plan will continue without these amendments.

When shares of our common stock that were subject to awards granted under our 2008 Stock Plan are terminated, cancelled or otherwise forfeited or repurchased by the Company, the Shares subject to these awards currently do not return to the 2014 Plan and remain unavailable for issuance. We are therefore unable to grant such Shares to employees and other service providers. In contrast, when shares of our common stock that were subject to awards granted under our 2014 Plan are terminated, cancelled or otherwise forfeited or repurchased by the Company, the Shares subject to these awards do return to the 2014 Plan and remain available for future issuance. Our Board of Directors and its compensation committee considered that it would be in the best interest of the Company for the Shares subject to awards granted under the 2008 Plan that a) have been terminated, cancelled or otherwise forfeited or repurchased by the Company since our IPO and b) that may be in the future terminated, cancelled or otherwise forfeited or repurchased by the Company to return to the share reserve and become available for issuance under the 2014 Plan consistent to how such awards under the 2014 Plan are treated.

Our executive officers and directors have an interest in the approval of the amended and restated 2014 Plan by our stockholders because they would remain eligible to receive awards under the amended and restated 2014 Plan. Our Board of Directors and its compensation committee have approved the amended and restated 2014 Plan, subject to the approval of our stockholders at the 2015 Annual Meeting.

Description of the 2014 Plan

The following paragraphs provide a summary of the principal features of the amended and restated 2014 Plan in its entirety and its operation. However, this summary is not a complete description of all of the provisions of the 2014 Plan as amended and restated and is qualified in its entirety by the specific language of the amended and restated 2014 Plan. A copy of the amended and restated 2014 Plan is provided as Appendix A to this proxy statement.

Purposes. The purposes of the 2014 Plan are to attract and retain the best available personnel; to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares as the plan administrator (as defined below) may determine.

Authorized Shares. Initially, 7,700,000 Shares were available for issuance under the 2014 Plan. Our 2014 Plan also provides for an annual increase in the number of Shares available for issuance under the 2014 Plan on the first day of each fiscal year beginning in 2015 (the “Plan Annual Increase”), in an amount equal to the least of:

•	8,000,000 Shares;

•	5% of the outstanding Shares on the last day of our immediately preceding fiscal year; or

•	such other amount as determined by our Board.

As a result of the Plan Annual Increase, there currently are a maximum of 10,778,645 Shares reserved for issuance under the 2014 Plan, which includes the automatic increase in the Share reserve of 3,078,645 Shares that occurred on the first day of our fiscal year 2015. As of March 31, 2015, 28,004 Shares have been issued since the 2014 Plan became effective in connection with our IPO, options and other awards covering 6,479,651 Shares were outstanding, and 4,270,990 Shares remained available for issuance until additional Shares become available under the next scheduled Plan Annual Increase in fiscal year 2016. If stockholders approve the amended and restated 2014 Plan, then the number of Shares that may be issued under the 2014 Plan additionally will include (a) the number of Shares that were subject to awards granted under the Prior Plan that, at any time after the IPO, but before the date of the Company’s 2015 Annual Meeting of Stockholders, have been terminated, cancelled or otherwise forfeited, or repurchased by the Company or expired, and (b) any Shares issued pursuant to awards granted under the Prior Plan that, on or after the date of the Company’s 2015 Annual Meeting of Stockholders, are terminated, cancelled or otherwise forfeited, or repurchased by the Company or expire, with the maximum number of Shares that could return to the 2014 Plan under clauses (a) and (b) equal to 8,310,566 Shares. The provisions of the 2014 Plan relating to the Plan Annual Increase are the same that existed at the time of the adoption of the 2014 Plan and will not be amended by this proposal.

Shares may be authorized, but unissued, or reacquired Shares. Shares issued pursuant to awards under the 2014 Plan that we repurchase or that are forfeited, expire or become unexercisable without having been exercised in full or are surrendered under an exchange program, as well as Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award, will become available for future grant under the 2014 Plan. Only Shares actually issued under a stock appreciation right award will cease to be available under the 2014 Plan. In addition, to the extent that an award is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the 2014 Plan.

As of March 31, 2015, 4,270,990 Shares remain available for issuance until additional Shares become available under the next scheduled Share Reserve Increase in fiscal year 2016. As of March 31, 2015, the per share closing price of our common stock as quoted on the New York Stock Exchange was $4.33.

Plan Administration. Our compensation committee administers our 2014 Plan. To make grants to certain officers and key employees intended to be an exempt transaction under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Rule 16b-3”), the members of the committee must qualify as “non-employee directors” under Rule 16b-3. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the committee will consist of two or more “outside directors” within the meaning of Section 162(m).

Subject to the provisions of our 2014 Plan, the administrator has the power to determine the award recipients and the terms of the awards, including the exercise price, the number of Shares subject to each such award, the exercisability of the awards, and the form of consideration, if any, payable upon exercise. The administrator also has the authority to amend existing awards, to prescribe rules and to construe and interpret the 2014 Plan and awards granted under the 2014 Plan, to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered in exchange for awards with a higher or lower exercise price and different terms. The administrator also has the authority to establish rules and regulations, including sub-plans for satisfying, or qualifying for favorable tax treatment under, applicable laws in jurisdictions outside of the U.S. and to make all other determinations necessary or advisable for administering the 2014 Plan.

Eligibility. All types of awards may be granted to our employees, consultants, and non-employee directors and employees and consultants of our parent or subsidiary corporations. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of ours or any parent or subsidiary corporation of ours. As of March 31, 2015, we had approximately 701 employees (including 6 executive officers), 3 non-employee directors, and 51 consultants.

Stock Options. Stock options may be granted under our 2014 Plan. Each option is evidenced by an award agreement that specifies the exercise price, the term of the option, forms of consideration for exercise, and such other terms and conditions as the administrator determines, subject to the terms of the 2014 Plan. The exercise price of options granted under our 2014 Plan must be at least equal to the fair market value of our common stock on the date of grant, except in special, limited circumstances as set forth in the 2014 Plan. The maximum term of an option will be specified in an award agreement, provided that an incentive stock option must have a term not exceeding 10 years. However, with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the per share exercise price must equal at least 110% of the fair market value of a Share on the grant date. Generally, the fair market value of our common stock is the closing sales price on the relevant date as quoted on the New York Stock Exchange. Options will be exercisable at such times and under such conditions as determined by the administrator and as set forth in the applicable award agreement. An option is deemed exercised when we receive notice of exercise and full payment of the Shares to be exercised, together with applicable tax withholdings.

If our stockholders approve the 2014 Plan as amended and restated, then in any fiscal year of ours, no participant may receive options covering an aggregate number of Shares exceeding 1,000,000, provided that the participant may receive options covering up to an additional 2,000,000 Shares in connection with his or her initial service as an employee.

Stock Appreciation Rights. Stock appreciation rights may be granted under our 2014 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Each stock appreciation right is evidenced by an award agreement that specifies the exercise price, the term of the award (which may not exceed 10 years), and other terms and conditions as determined by the administrator, subject to the terms of the 2014 Plan. The per Share exercise price for the Shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per Share on the date of grant. Stock appreciation rights will be exercisable at such times and under such conditions as determined by the administrator and set forth in the applicable award agreement. At the discretion of the administrator, the payment upon exercise of stock appreciation right may be paid in cash or with Shares, or a combination of both.

If our stockholders approve the 2014 Plan as amended and restated, then in any fiscal year of ours, no participant may receive stock appreciation rights covering an aggregate number of Shares exceeding 1,000,000, provided that the participant may receive stock appreciation rights covering up to an additional 2,000,000 Shares in connection with his or her initial service as an employee.

Restricted Stock. Restricted stock may be granted under our 2014 Plan. Restricted stock awards are grants of Shares that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Each restricted stock award granted will be evidenced by an award agreement specifying the number of Shares subject to the award, any period of restriction, and other terms and conditions of the award, as determined by the administrator, subject to the terms of the 2014 Plan.

Restricted stock awards may (but are not required to) be subject to vesting conditions, as the administrator specifies, and the Shares acquired may not be transferred by the participant until the vesting conditions (if any) are satisfied. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting rights and rights to dividends and other distributions with respect to such Shares upon grant without regard to vesting, unless the administrator provides otherwise. Such dividends and other distributions, if any, will be subject to the same restrictions as the Shares of restricted stock on which they were paid. Shares of restricted stock that do not vest for any reason will be forfeited by the recipient and will revert to us. Unless otherwise determined by the administrator, a participant will forfeit any Shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service.

If our stockholders approve the 2014 Plan as amended and restated, in any fiscal year of ours, no participant may receive restricted stock intended to qualify as performance-based compensation under Section 162(m) covering an aggregate number of Shares exceeding 500,000, provided that the participant may receive restricted stock covering up to an additional 1,000,000 Shares in connection with his or her initial service as an employee.

Restricted Stock Units. Restricted stock units may be granted under our 2014 Plan. Each restricted stock unit granted is a bookkeeping entry representing an amount equal to the fair market value of one Share. Each restricted stock unit award will be evidenced by an award agreement that specifies the number of restricted stock units subject to the award, any vesting criteria (which may include accomplishing specified performance criteria or continued service to us), form of payout, and other terms and conditions of the award, as determined by the administrator, subject to the terms of the 2014 Plan. Restricted stock units result in a payment to a participant if any performance goals or other vesting criteria are achieved or the awards otherwise vest. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. The administrator determines in its sole discretion whether an award will be settled in stock, cash, or a combination of both.

If our stockholders approve the 2014 Plan as amended and restated, in any fiscal year of ours, no participant may receive restricted stock units intended to qualify as performance-based compensation under Section 162(m) covering an aggregate number of Shares exceeding 500,000, provided that the participant may receive restricted stock units covering up to an additional 1,000,000 Shares in connection with his or her initial service as an employee.

Performance Units and Performance Shares. Performance units and performance shares may be granted under our 2014 Plan. Performance units and performance shares are awards that will result in a payment to a participant if performance goals established by the administrator are achieved or the awards otherwise vest. Each award of performance units or performance shares will be evidenced by an award agreement specifying the number of units or shares (as applicable), any vesting conditions, the performance period, and other terms and conditions of the award, as determined by the administrator, subject to the terms and conditions of the 2014 Plan. Each performance unit will have an initial dollar value established by the administrator prior to the date of grant. Each performance share will have an initial value equal to the fair market value of a Share on the date of grant. The administrator will establish any performance goals or other vesting criteria (which may include continued service) in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out. After the grant of performance units or performance shares, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in Shares, or in some combination of both.

If our stockholders approve the 2014 Plan as amended and restated, in any fiscal year of ours, no participant may receive performance units intended to qualify as performance-based compensation under Section 162(m) with an aggregate initial value exceeding $5,000,000 or performance shares intended to qualify as performance-based compensation under Section 162(m) covering an aggregate number of Shares exceeding 500,000, provided that the participant may receive performance shares covering up to an additional 1,000,000 Shares in connection with his or her initial service as an employee.

Performance Goals. If our stockholders approve the 2014 Plan as amended and restated, awards granted under the 2014 Plan that the administrator determines are intended to qualify as performance-based compensation under Section 162(m) will be granted in accordance with additional terms set forth in the 2014 Plan.

The administrator in its discretion may make performance goals applicable to any award granted in its discretion, including but not limited to one or more of the performance goals listed below. If the administrator desires that an award of restricted stock, restricted stock units, performance shares or performance units under the

2014 Plan qualify as performance-based compensation under Section 162(m), then the award may be made subject to the attainment of performance goal(s) relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement using one or more of the following measures: revenue; gross margin; operating margin; operating income; pre-tax profit; earnings before stock-based compensation expense, interest, taxes and depreciation and amortization; earnings before interest, taxes and depreciation and amortization; earnings before interest and taxes; net income; expenses; new product development; stock price; earnings per share; return on stockholder equity; return on capital; return on net assets; economic value added; market share; customer service; customer satisfaction; sales; total stockholder return; free cash flow; net operating income; operating cash flow; return on investment; employee satisfaction; employee retention; balance of cash, cash equivalents and marketable securities; product development; research and development expenses; completion of an identified special project; completion of a joint venture or other corporate transaction; inventory balance; or inventory turnover ratio.

The performance goal(s) may differ from participant to participant and from award to award. Any criteria used may be measured (as applicable), in absolute terms, in combination with another performance goal or goals, against the performance of the company as a whole or a segment of the company, in relative terms, on a per-share or per-capita basis, and/or on a pre-tax or after-tax basis. The performance goals may differ from participant to participant. Prior to the latest date that would meet the requirements under Section 162(m), the administrator will determine whether any significant elements or items will be included or excluded from the calculation of performance goals with respect to any award recipient. In all other respects, performance goals will be calculated in accordance with our financial statements, generally accepted accounting principles (“GAAP”), or under a methodology established by the Administrator prior to the issuance of the award.

Notwithstanding any other terms of the 2014 Plan, if an award granted to a participant is intended to qualify as performance-based compensation under Section 162(m), then in determining the amounts earned by a participant, the administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the administrator deems relevant to the assessment of individual or corporate performance for the performance period. A participant may receive payment under such an award only if the performance goals for the performance period are achieved (unless otherwise permitted by Section 162(m) and determined by the administrator).

Non-Employee Director Award Limits. Our 2014 Plan provides that all non-employee directors will be eligible to receive all types of awards (except for incentive stock options) under the 2014 Plan. However, in any fiscal year of ours, a non-employee director may be granted equity awards with an aggregate grant date fair value of no more than $300,000, increased to $450,000 in the fiscal year of his or her initial service as a non-employee director (excluding awards granted to him or her as a consultant or employee).

Non-Transferability of Awards. Unless the administrator provides otherwise, our 2014 Plan generally does not allow for the transfer of awards, and only the recipient of an award may exercise an award during his or her lifetime.

Certain Adjustments. In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or our other securities, or other change in our corporate structure affecting Shares, then in order to prevent diminution or enlargement of the benefits or potential benefits available under the 2014 Plan, the administrator will adjust the number and class of shares that may be delivered under the 2014 Plan and/or the number, class and price of shares covered by each outstanding award, and the numerical share limits set forth in the 2014 Plan. In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the completion of such proposed transaction.

Change in Control. Our 2014 Plan provides that in the event of our change in control, as defined in the 2014 Plan, each outstanding award will be treated as the administrator determines, including that each award be assumed or substituted by the acquiring or succeeding corporation (or an affiliate thereof) for an equivalent award for each outstanding award. The administrator is not required to treat all awards similarly. If there is no assumption or substitution of outstanding awards, the awards will fully vest, all restrictions will lapse, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and the awards will become fully exercisable. In addition, if an option or stock appreciation right is not assumed or substituted in the event of a change in control, the administrator will notify the participant that such award will be exercisable for a specified period prior to the transaction, and such award will terminate upon the expiration of such period. With respect to equity awards granted to a non-employee director, upon a change in control, his or her awards will fully vest, all restrictions will lapse, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and the awards will become fully exercisable.

Plan Amendment; Termination. The administrator has the authority to amend, suspend, or terminate the 2014 Plan provided such action does not materially impair the existing rights of any participant unless mutually agreed in writing. Our 2014 Plan will terminate automatically in 2024, unless we terminate it sooner.

Number of Awards Granted to Employees, Consultants, and Directors

The number of awards that an employee, director, or consultant may receive under the 2014 Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth: (1) the aggregate number of Shares subject to options granted under the 2014 Plan during fiscal year 2014 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; (2) the average per Share exercise price of such options; and (3) the aggregate number of performance or restricted stock units granted under the 2014 Plan during fiscal year 2014 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

2014 Equity Incentive Plan

Name of Individual or Identity of Group and Principal Position	Number of Shares Underlying Options Granted (#)	Weighted Average Exercise Price Per Share ($)	Number of Perfomance or Restricted Stock Units Granted (#)	Dollar Value of Award(s) ($) (1)
Lee Chen, Chief Executive Officer, President and Chairman	—	—	240,000	$205,600.00
Greg Straughn, Chief Financial Officer	90,000	$4.40	100,000	$221,161.39
Ray Smets, Vice President of Worldwide Sales	96,000	$4.40	100,000	$230,194.39
All current executive officers as a group	346,000	$4.40	540,000	$983,503.00
All non-employee directors as a group	40,000	$15.00	—	$267,664.00
All other employees (including all current officers who are not executive officers (as a group)	3,164,889	$6.09	2,540,090	$30,211,685.84

(1)	Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.

U.S. Federal Income Tax Consequences

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 2014 Plan. Tax consequences for any particular individual may be different.

Incentive Stock Options. A participant recognizes no taxable income as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code (unless the participant is subject to the alternative minimum tax). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above (a “disqualifying disposition”), he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Nonstatutory Stock Options. A participant generally recognizes no taxable income on the date of grant of a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant. Upon the exercise of a nonstatutory stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the option. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any subsequent gain or loss, generally based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.

Stock Appreciation Rights. A participant generally recognizes no taxable income on the date of grant of a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant. Upon exercise of the stock appreciation right, the participant generally will be required to include as ordinary income an amount equal to the sum of the amount of any cash received and the fair market value of any shares received upon the exercise. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be treated as long-term or short-term capital gain or loss, depending on the holding period.

Restricted Stock, Restricted Stock Units, Performance Awards and Performance Shares. A participant generally will not have taxable income at the time an award of restricted stock, restricted stock units, performance shares, or performance units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Section 409A. Section 409A of the Code (“Section 409A”) provides certain new requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Plans with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with an award under the 2014 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). However, special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include (among others) stockholder approval of the 2014 Plan and its material terms, setting limits on the number of awards that any individual may receive and for awards other than stock options and stock appreciation rights, and establishing performance criteria that must be met before the award actually will vest or be paid. The 2014 Plan as amended and restated has been designed to permit (but not require) the administrator to grant awards that are intended to qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

THE FOREGOING IS ONLY A SUMMARY OF THE TAX EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2014 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR NON-U.S. COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Summary

Our Board of Directors believes that it is in the best interests of the Company and our stockholders to continue to provide employees, consultants, and directors with the opportunity to acquire an ownership interest in the Company through the grant of equity awards under the amended and restated 2014 Plan and thereby encourage them to remain in our service and more closely align their interests with those of our stockholders.

Vote Required

The approval of the amended and restated 2014 Plan requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2015. During our fiscal year ended December 31, 2014, Deloitte served as our independent registered public accounting firm.

Notwithstanding the appointment of Deloitte and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of A10 Networks, Inc. and its stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2015. Our audit committee is submitting the appointment of Deloitte to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Deloitte will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of Deloitte, our board of directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our company by Deloitte for our fiscal years ended December 31, 2013 and 2014.

	2014	2013
	(In Thousands)
Audit Fees (1)	$974,102		$1,565,115
Audit-Related Fees (2)	—		—
Tax Fees (3)	—		—
All Other Fees (4)	$19,500	$

Total Fees	$993,602		$1,565,115

(1)	Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for fiscal 2013 also consisted of professional services rendered in connection with our Registration Statement on Form S-1 related to the initial public offering of our common stock completed in March 2014.
(2)	Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.
(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.
(4)	All Other Fees consist of permitted services other than those that meet the criteria above.

Auditor Independence

In our fiscal year ended December 31, 2014, there were no other professional services provided by Deloitte, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to Deloitte for our fiscal years ended December 31, 2013 and 2014 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

APPOINTMENT OF DELOITTE & TOUCHE LLP.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the New York Stock Exchange and rules and regulations of the SEC. The audit committee operates under a written charter approved by the board of directors, which is available on our web site at http://investors.a10networks.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to the company’s financial reporting process, the management of the company is responsible for (1) establishing and maintaining internal controls and (2) preparing the company’s consolidated financial statements. Our independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for auditing these financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements with management and Deloitte;

•	discussed with Deloitte the matters required to be discussed by the statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte its independence.

Based on the audit committee’s review and discussions with management and Deloitte, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the audit committee of the board of directors:

Alan S. Henricks (Chair)

Peter Y. Chung

Phillip J. Salsbury

This report of the audit committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of March 31, 2015. Officers are elected by our board of directors to hold office until their successors are elected and qualified. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Lee Chen	61	Chief Executive Officer, President and Chairman
Rajkumar Jalan	53	Chief Technology Officer
Greg Straughn	57	Chief Financial Officer
Robert Cochran	57	Vice President, Legal and Corporate Collaboration, Secretary and Director
Ray Smets	51	Vice President of Worldwide Sales
Sanjay Kapoor	45	Vice President of Global Marketing

Lee Chen has served as our President, Chief Executive Officer and as a member of our board of directors since July 2004, and as the Chairman of our board of directors since March 2014. From 1996 to August 2004, Mr. Chen served in a variety of positions, including as Vice President of Software Engineering and Quality Assurance at Foundry Networks, Inc., a company that designed, manufactured and sold high-end enterprise and service provider switches and routers, as well as wireless, security, and traffic management solutions. Mr. Chen has previously held management and senior technical positions at OTS, Apple Computer, Convergent Technologies, Inc. and InSync Group, and was a co-founder of Centillion Networks, Inc. Mr. Chen has an M.S.E.E. from San Jose State University and a B.S. in Electrophysics from National Chiao-Tung University in Taiwan. Mr. Chen is a technology pioneer, especially in the area of Internet Protocol Multicast and System & System Security and holds numerous patents.

Rajkumar Jalan has served as our Chief Technology Officer since November 2008. From 2005 to 2008, he served as a consultant to the Company. From 1996 to 2002, Mr. Jalan served in various capacities, including as a Director of IP Routing, for Foundry Networks, Inc., a company that designed, manufactured and sold high-end enterprise and service provider switches and routers, as well as wireless, security, and traffic management solutions. Prior to Foundry, he worked on a wide range of networking technologies from Ethernet, Token-Ring, ATM and Digital Switching Systems. Mr. Jalan’s prior employers included Bay Networks, Inc. and Network Equipment Technologies Inc. Mr. Jalan holds a number of patents related to Layer 2/Layer 3 as well as Layer 4/Layer 7 switching. He has a B.Tech from the Indian Institute of Technology Bombay.

Greg Straughn has served as our Chief Financial Officer since July 2011 and brings to us more than 30 years of executive leadership and financial expertise. From September 1998 to June 2010, Mr. Straughn served as the Chief Financial Officer for Kabira Technologies, Inc., a provider of high-performance software products to the telecommunications and financial services market. During his tenure at Kabira, Mr. Straughn was instrumental in helping grow the company from startup through its eventual acquisition by Tibco Software, Inc. Previously, he served as the Chief Financial Officer of AT&T, Inc./Pacific Bell Internet Services, Inc., an Internet company, Principal and General Manager for Meridian Business Systems, and the Chief Financial Officer of PacTel Finance. Mr. Straughn has a B.S. in Finance from the University of California at Berkeley and is the author of two books on financial and general management of small businesses.

Robert Cochran has served as our Vice President, Legal and Corporate Collaboration since January 2012 and as a member of our board of directors since April 2012. Mr. Cochran has served as our Secretary since August 2004, and previously served on our board of directors from August 2004 to October 2004. From January 1993 to January 2012, Mr. Cochran was an attorney in private practice in Woodside, California, where he had served as our outside legal counsel since our incorporation. From 2004 to 2010, Mr. Cochran served as a director of Techwell, Inc., a fabless semiconductor public company that was acquired by Intersil Corporation. Mr. Cochran also serves as a director of one privately held company. Mr. Cochran has a J.D. from Harvard Law School and an A.B. from Harvard University.

Ray Smets has served as our Vice President of Worldwide Sales since July 2013. From December 2011 to July 2013, Mr. Smets was Senior Vice President of Field Operations, Sales and International Development for Metaswitch Networks, Inc., a telecommunications company. From December 2008 to November 2011, he was Vice President and General Manager at Cisco Systems, Inc., a designer and manufacturer of computer networking devices. From September 2007 to August 2008, Mr. Smets was Executive Vice President of Sales and Marketing for Packeteer Inc., an application classification and traffic prioritization systems provider. Mr. Smets has also held executive positions at Netopia Inc., a provider of carrier-class broadband customer premise equipment, McAfee Security, Inc., a security software company, and Bellsouth Telecommunications/AT&T, Inc., a telecommunications company. Mr. Smets has an M.B.A. from Nova-Southeastern University, and a B.S. in Computer Engineering from the University of Florida, and is an alumnus of the Stanford University Executive Program.

Sanjay Kapoor has served as our Vice President of Global Marketing since March 2015. From July 2013 to December 2014, Mr. Kapoor was the Chief Marketing Officer & Senior Vice President Strategy at Nominum, Inc., a Digital Marketing and subscriber behavior analytics company. From April 2010 to June 2013, he served as Chief Strategy Officer Software Division at Juniper Networks, Inc., a designer and manufacturer of computer networking devices. Earlier appointments include over 15 years of marketing, product and general management leadership roles at Juniper Networks Inc., Cisco Systems, Inc., Vertel Corporation, Qualcomm Incorporated and Sony Corporation where Mr. Kapoor brought to market innovative infrastructure automation and analytics platforms, establishing leading position in large multi-billion dollar network, security and data center businesses. Mr. Kapoor has an M.S. in computer science from San Diego State University, a B.S. Computer Science from National Institute of Technology Warangal India, and is an alumnus of the Stanford University Executive Program.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers that report to him, except that our Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the Chief Executive Officer, as well as each individual compensation component. Our compensation committee makes recommendations to our board of directors regarding compensation for our Chief Executive Officer. The independent members of our board of directors make the final decisions regarding executive compensation for our Chief Executive Officer.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2013, Radford, a national compensation consultant, was retained by the Company to provide our compensation committee with information, recommendations and other advice relating to executive compensation on an ongoing basis. Radford was engaged to assist our compensation committee in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

Fiscal 2014 Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned by each individual who served as our principal executive officer at any time in 2014, and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2014. These individuals were our named executive officers (each, an “NEO” and together, the “NEOs”) for 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Lee Chen Chief Executive Officer	2014 2013			205,600				80,185 6	(2)	285,785 6

Greg Straughn Chief Financial Officer	2014 2013	265,000 252,500	67,000	85,666	135,495 711,900	58,900		2,451 443	(3)	547,512 1,031,843

Ray Smets Vice President of Worldwide Sales (4)	2014	285,000		85,666	144,528	230,911		1,311	(3)	747,416

(1)	The amounts reported in the Stock Awards and the Option Awards columns represent the grant date fair value of the stock award and the stock option award as computed in accordance with FASB ASC Topic 718. As required by the rules of the SEC, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Note that the amount reported in this column does not correspond to the actual economic value that may be received by the NEO from the award. The assumptions that we used to calculate these amounts are discussed in Note 7 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 11, 2015.
(2)	The amount reported represents a Hart-Scott-Rodino filing fee paid on behalf of the executive ($45,000) and associated tax reimbursement ($35,185).
(3)	The amount reported represents group term life insurance premiums paid on behalf of the executive.
(4)	Mr. Smets was not previously a named executive officer.

Non-Equity Incentive Plan Compensation

For our 2014 fiscal year, Messrs. Smets and Straughn were eligible to receive bonuses based on corporate performance goals and individual performance objectives approved by the Compensation Committee. The bonus opportunity for Mr. Smets was based on corporate performance goals related to our global sales activities. The bonus opportunity for Mr. Straughn was based on corporate performance goals related to our 2014 revenue and individual performance objectives. In early 2015, our Chief Executive Officer evaluated the progress made towards achieving the corporate performance goals, as well as the individual performance of each of Mr. Straughn and Mr. Smets during 2014, and made recommendations to our Compensation Committee regarding each individual’s bonus amount based on this evaluation. The bonuses as recommended were approved in early 2015. For the 2014 fiscal year, Mr. Straughn received a bonus of $58,900 and Mr.  Smets received a bonus of $230,911.

Executive Officer Employment Agreements

Offer Letters

We have entered into offer letters with each of our NEOs.

Lee Chen Offer Letter

Under Mr. Chen’s offer letter dated July 30, 2004, we hired Mr. Chen as our CEO. The letter provided for no base salary for Mr. Chen and an initial equity award grant to be determined. Mr. Chen’s current annual base salary is $0.

Greg Straughn Offer Letter

Under Mr. Straughn’s offer letter dated May 31, 2011, we hired Mr. Straughn as our Chief Financial Officer. The letter provided for Mr. Straughn’s initial base salary and bonus opportunity, plus an initial option grant covering 242,666 shares which vested as to one-fourth of the shares on June 27, 2012, and the balance is scheduled to vest in 36 successive, equal, monthly installments thereafter, subject to his continued service with us through each applicable vesting date. His award is eligible for accelerated vesting under his Change in Control and Severance Agreement, described below. Mr. Straughn’s current annual base salary is $273,000.

Ray Smets Offer Letter

Under Mr. Smets’ offer letter dated July 18, 2013, we hired Mr. Smets as our Vice President, Global Sales. The letter provided for Mr. Smets’ initial base salary and bonus opportunity, plus an initial option grant covering 200,000 shares which vest over four years subject to his continued service with us through each applicable vesting date. Mr. Smets’ current annual base salary is $293,600 and he received a performance-based bonus of $230,911 for 2014.

Change in Control and Severance Agreements

We entered into a Change in Control and Severance Agreement (each, an “Agreement” and together, the “Agreements”) with each of our NEOs effective December 1, 2013.

Each NEO’s Agreement provides that if, after the executive completes at least one year of employment with us and (a) we terminate the executive’s employment with us for any reason other than for cause and not due to the executive’s death or disability, or (b) the executive resigns for Good Reason (as defined in the Agreement), and in each case the termination does not occur during the Change in Control Period (as defined in the Agreement), the executive will receive the following severance benefits: (i) continuing payments of salary severance for a period of 12 months (in the case of Mr. Chen) or nine months (in the case of the other NEOs), and (ii) continuing payments to reimburse the executive for COBRA continuation coverage for a period of up to 12 months (in the case of Mr. Chen) or nine months (in the case of the other NEOs).

Each Agreement further provides that if we terminate the executive’s employment with us for any reason other than cause and not due to the executive’s death or disability, or the executive resigns for Good Reason, and in each case the termination occurs during the Change in Control Period, the executive will receive the following severance benefits: (i) a lump sum cash payment equal to 150% (in the case of Mr. Chen) or 100% (in the case of the other NEOs) of the greater of the executive’s salary in effect as of immediately prior to his employment termination or the Change in Control, (ii) a lump sum cash payment equal to 150% (in the case of Mr. Chen) or 100% (in the case of the other NEOs) of the greater of the executive’s target bonus in effect for the year in which the executive’s employment terminates or the Change in Control occurs, (iii) continuing payments to reimburse the executive for COBRA continuation coverage for a period of up to 18 months (in the case of Mr. Chen) or 12 months (in the case of the other NEOs), and (iv) 100% accelerated vesting of the executive’s outstanding equity awards, with any applicable performance goals considered achieved at the target levels.

In order to receive the severance benefits under the Agreement, the executive must sign and not revoke a release of claims in our favor and comply with confidentiality obligations.

As defined in the Agreements, “Cause” generally means the executive’s (i) repeated failure to perform his duties and responsibilities to the Company or abide in all material respects with the Company’s policies after receiving written notice, (ii) engagement in illegal conduct injurious to the Company in any material respect, (iii) material violation or material breach of his confidential information and invention agreement with the Company that is not cured within 20 days of written notice or is incapable of cure, or (iv) conviction or plea of no contest to a felony (other than motor vehicle offenses that do not materially impair the executive’s performance of his employment duties) or any crime involving fraud, embezzlement or other offense involving moral turpitude, and/or committing any act of embezzlement, dishonesty or fraud against or the misappropriation of material property belonging to the Company.

As defined in the Agreements, “Change in Control Period” generally means, subject to the occurrence of a Change in Control, the period beginning on the date that an agreement to enter into such Change in Control is signed and executed, and ending on the date 12 months following such Change in Control. As will be defined in the Agreements, “Change in Control” generally means the occurrence of any of the following events: (i) a change in our ownership that occurs on the date that any one person or persons acting as a group (“Person”), acquires ownership of our stock that, together with the stock already held by such Person, constitutes more than 50% of the total voting power of our stock; or (ii) a change in our effective control that occurs on the date that a majority of members of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors prior to the date of the appointment or election; or (iii) a change in the ownership of a substantial portion of our assets that occurs on the date that any Person acquires (or has acquired during a 12-month period) assets from us with a total gross fair market value equal to or more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition(s), excluding any transfer to an entity that is controlled by our stockholders immediately after the transfer and any transfer of assets by us to an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by us. For purposes of this definition, gross fair market value means the value of our assets, or the value of our assets being disposed of, determined without regard to any liabilities associated with such assets.

As defined in the Agreements, “Good Reason” generally means the executive’s voluntary termination of employment with us within 90 days following the expiration of our cure period following one or more of the following occurring without the executive’s prior consent: (i) a material reduction in the executive’s gross base salary other than in connection with a similar reduction for all similarly-situated employees; (ii) a material reduction in the executive’s authority, duties, or responsibilities; or (iii) a relocation of the executive’s principal place of work to a location that is more than 50 miles from his current principal work site for us. The executive may not resign for Good Reason without first providing us with notice within 60 days of the initial existence of the condition that he believes constitutes Good Reason identifying the grounds for Good Reason and a reasonable cure period of at least 30 days following the date of such notice, during which such grounds must not have been cured.

Executive Incentive Compensation Plan

In March 2014, our board of directors adopted an Executive Incentive Compensation Plan, referred to as our Bonus Plan. Our Bonus Plan allows our compensation committee to provide cash incentive awards to selected employees, including our NEOs, based upon performance goals established by our compensation committee.

Under the Bonus Plan, our compensation committee determines the performance goals applicable to awards, which goals may include, without limitation: attainment of research and development milestones, sales bookings, business divestitures and acquisitions, cash flow, cash position, earnings (which may include any calculation of earnings, including but not limited to earnings before interest and taxes, earnings before taxes, earnings before interested, taxes, depreciation and amortization and net earnings), earnings per share, net income, net profit, net sales, operating cash flow, operating expenses, operating income, operating margin, overhead or other expense reduction, product defect measures, product release timelines, productivity, profit, return on assets, return on capital, return on equity, return on investment, return on sales, revenue, revenue growth, sales results, sales growth, stock price, time to market, total stockholder return, working capital, and individual objectives such as peer reviews or other subjective or objective criteria. Performance goals that include the Company’s financial results may be determined in accordance with U.S. generally accepted accounting principles, or GAAP, or such financial results may consist of non-GAAP financial measures and any actual results may be adjusted by our compensation committee for one-time items or unbudgeted or unexpected items when determining whether the performance goals have been met. The goals may be on the basis of any factors our compensation committee determines relevant, and may be adjusted on an individual, divisional, business unit or company-wide basis. Any criteria used may be measured on such basis as our compensation committee determines. The performance goals may differ from participant to participant and from award to award.

Our compensation committee may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in our compensation committee’s discretion. Our compensation committee may determine the amount of any reduction on the basis of such factors as it deems relevant, and it is not be required to establish any allocation or weighting with respect to the factors it considers.

Actual awards are paid in cash (or its equivalent) in a single lump sum only after they are earned and approved by our compensation committee. Unless otherwise determined by our compensation committee, to earn an actual award, a participant must be employed by the Company (or an affiliate of the Company) through the date the bonus is paid. Payment of bonuses occurs as soon as administratively practicable after they are earned, but no later than the dates set forth in the Bonus Plan.

Our board of directors has the authority to amend, alter, suspend or terminate the Bonus Plan provided such action does not alter or impair the existing rights of any participant with respect to any earned bonus.

Retirement Plan

We maintain a tax-qualified 401(k) retirement plan for all employees who satisfy certain eligibility requirements under the plan. The plan provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Participants of our 401(k) plan are able to defer a percentage of their eligible compensation, subject to applicable annual Internal Revenue Code and plan limits. All participants’ interests in their deferrals are 100% vested when contributed. We do not provide matching contributions under our 401(k) plan. Pre-tax contributions are allocated to the participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. The 401(k) plan is intended to qualify under Internal Revenue Code Section 401(a) with the plan’s related trust intended to be tax exempt under Internal Revenue Code Section 501(a). As a tax-qualified retirement plan, the 401(k) plan allows contributions, and earnings on those contributions, not to be taxable to the employees until distributed from the 401(k) plan.

Outstanding Equity Awards at 2014 Year-End

The following table sets forth information regarding outstanding stock options and stock awards held by our named executive officers as of December 31, 2014.

						Option Awards		Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable (3)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Lee Chen	12/22/2014	(1)						240,000	(9)	205,600
Greg Straughn	7/1/2011	(2)(4)	114,582		93,418	3.00	6/30/2021
	7/1/2011	(2)(4)	109,333	(5)		3.00	6/30/2021
	10/24/2013	(2)(6)	49,000		119,000	8.51	10/23/2023
	12/22/2014	(1)(8)			90,000	4.40	12/21/2024
	12/22/2014	(1)						100,000	(9)	85,666.39
Ray Smets	7/23/2013	(2)(7)	66,666		70,830	6.19	7/23/2023
	10/24/2013	(2)(6)	11,665		28,334	8.51	10/23/2023
	12/22/2014	(1)(8)			96,000	4.40	12/21/2024
	12/22/2014	(1)						100,000	(9)	85,666.39

(1)	Each of the outstanding stock option awards was granted under our 2014 Stock Plan.
(2)	Each of the outstanding stock option awards was granted under our 2008 Stock Plan.
(3)	In the event that we terminate the NEO’s employment without cause or the NEO resigns for good reason at any time during the period beginning on the date that we enter into an agreement resulting in our change in control and ending on the date 12 months after the change in control, the award will accelerate vesting in full as provided under the terms of each NEO’s Change in Control and Severance Agreement dated December 1, 2013.
(4)	One-fourth (1/4) of the shares of our common stock subject to the stock option award vested on June 27, 2012, and the balance vests in 36 successive, equal, monthly installments thereafter, subject to continued service with us through each applicable vesting date.
(5)	The stock option award is subject to an early exercise provision and is immediately exercisable. Any early-exercise option shares are subject to repurchase by us at the original exercise price, provided that our repurchase right lapses in accordance with the stock option award’s vesting schedule.
(6)	One-forty-eighth (1/48) of the shares of our common stock subject to the stock option award vests in 48 successive, equal, monthly installments (with the first installment having vested on November 24, 2013), subject to continued service with us through each applicable vesting.
(7)	One-fourth (1/4) of the shares of our common stock subject to the stock option award vested on July 22, 2014, and the balance vests in 36 successive, equal, monthly installments thereafter, subject to continued service with us through each applicable vesting date.
(8)	One-forty-eighth (1/48) of the shares of our common stock subject to the stock option award vests in 48 successive, equal, monthly installments (with the first installment having vested on December 22, 2014), subject to continued service with us through each applicable vesting date.
(9)	If the ATEN Stock Price is at least $10.00 on each of twenty (20) consecutive trading days that occurs during the Performance Period (4 years from the date of grant) (the “$10 Performance Goal”), then the $10 Stock Price PSUs will immediately vest as of the date that the $10 Performance Goal is achieved, subject to Participant remaining a Service Provider through such vesting date. For the avoidance of doubt, if the $10 Performance Goal is achieved more than once during the Performance Period, Restricted Stock Units may vest only upon the first instance that the $10 Performance Goal is achieved, and thereafter, no additional Restricted Stock Units will vest. If the ATEN Stock Price is at least $15.00 on each of twenty (20) consecutive trading days that occurs during the Performance Period (the “$15 Performance Goal” and together with the $10 Performance Goal, the “Stock Price Goals”), the $15 Stock Price PSUs will vest immediately as of the date that the $15 Performance Goal is achieved, subject to Participant remaining a Service Provider through such vesting date.

Compensation Committee Report

The compensation committee has reviewed and discussed the section titled “Executive Compensation” with management. Based on such review and discussion, the compensation committee has recommended to the board of directors that the section titled “Executive Compensation” be included in this proxy statement.

Respectfully submitted by the members of the compensation committee of the board of directors:

Peter Y. Chung (Chair)

Alan S. Henricks

Phillip J. Salsbury

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2014. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders. We will not grant equity awards in the future under any of the equity compensation plans not approved by our stockholders included in the table below.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	11,084,533	$5.18	2,993,085
Equity compensation plans not approved by stockholders	0	0	0
Total	11,084,533	$5.18	2,993,085

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2015 for:

•	each of our directors and nominees for director;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person or group, who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 61,710,052 shares of our common stock outstanding as of March 31, 2015. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2015 or issuable pursuant to RSUs which are subject to vesting conditions expected to occur within 60 days of March 31, 2015 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o A10 Networks, Inc., 3 West Plumeria Drive, San Jose, California 95134. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Lee Chen (1)	10,569,222	17.13%
Entities affiliated with Summit Partners, L.P. (2)	9,427,846	15.28%
Mitsui & Co., Ltd. (3)	3,569,491	5.78%

Named Executive Officers and Directors:
Peter Y. Chung (4)	9,427,846	15.28%
Robert Cochran (5)	407,446	*
Greg Straughn (6)	313,664	*
Ray Smets (7)	155,105	*
Phillip J. Salsbury (8)	45,000	*
Alan S. Henricks (9)	40,000	*

All current executive officers and directors as a group (9 persons) (10)	24,948,345	40.43%

*	Represents beneficial ownership of less than one percent (1%).
(1)	As of December 31, 2014, based on information set forth in a Schedule 13G filed with the SEC by Mr. Chen on February 11, 2015. Includes (i) 10,566,022 shares of common stock held by Mr. Chen; and (ii) 3,200 shares of common stock held by the U/A DTD 07/25/2000 Lee Chen Family Trust, for which Mr. Chen serves as a trustee.

(2)	As of December 31, 2014, based on information set forth in a Schedule 13G filed with the SEC by individuals and entities affiliated with Summit Partners, L.P. on February 4, 2015. Includes (i) 6,873,136 shares of common stock held of record by Summit Partners Growth Equity Fund VIII-A, L.P.; (ii) 2,510,989 shares of common stock held of record by Summit Partners Growth Equity Fund VIII-B, L.P.; (iii) 40,186 shares of common stock held of record by Summit Investors I, LLC and (iv) 3,535 shares of common stock held of record by Summit Investors I (UK), L.P. Summit Partners, L.P. is (i) the managing member of Summit Partners GE VIII, LLC, which is the general partner of Summit Partners GE VIII, L.P., which is the general partner of Summit Partners Growth Equity Fund VIII-A, L.P. and Summit Partners Growth Equity Fund VIII-B, L.P., and (ii) the managing member of Summit Investors Management, LLC, which is the manager of Summit Investors I, LLC., and the general partner of Summit Investors I (UK), L.P. Summit Partners, L.P., through a two-person investment committee, currently composed of Martin J. Mannion and Mr. Chung, has voting and dispositive authority over the shares held by each of these entities and therefore beneficially owns such shares. Each of the funds affiliated with Summit Partners, L.P., Mr. Mannion and Mr. Chung disclaim beneficial ownership of the shares, except, in each case, to the extent of such person or entity’s pecuniary interest therein. The address for each of these entities is 222 Berkeley Street, 18th Floor, Boston, MA 02116.
(3)	As of December 31, 2014, based on information set forth in a Schedule 13G filed with the SEC by Mitsui & Co., Ltd. on January 22, 2015. The address of Mitsui & Co., Ltd. is 2-1 Ohtemachi 1-Chome Chiyoda-Ku, Tokyo 100-0004 Japan.
(4)	Includes 9,427,846 shares of common stock held of record by funds affiliated with Summit Partners, L.P., where Mr. Chung is general partner. Mr. Chung disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein.
(5)	Includes 213,218 shares issuable upon exercise of options exercisable within 60 days after March 31, 2015.
(6)	Includes 308,833 shares issuable upon exercise of options exercisable within 60 days after March 31, 2015, of which 2,278 shares may be acquired upon an early exercise and are subject to a right of repurchase by us if Mr. Straughn does not satisfy the option’s vesting requirements. Shares acquired upon an early exercise may not be disposed of until the vesting period has been satisfied.
(7)	Includes 86,939 shares issuable upon exercise of options exercisable within 60 days after March 31, 2015, of which 36,112 shares may be acquired upon an early exercise and are subject to a right of repurchase by us if Mr. Smets does not satisfy the option’s vesting requirements. Shares acquired upon an early exercise may not be disposed of until the vesting period has been satisfied.
(8)	Consists of 40,000 shares acquired upon an early exercise and held of record by Dr. Salsbury, of which 20,000 shares are subject to a right of repurchase by us if Dr. Salsbury does not satisfy the option’s vesting requirements. Shares acquired upon an early exercise may not be disposed of until the vesting period has been satisfied.
(9)	Includes 30,000 shares issuable upon exercise of options exercisable within 60 days after March 31, 2015, of which 28,334 shares may be acquired upon an early exercise and are subject to a right of repurchase by us if Mr. Henricks does not satisfy the option’s vesting requirements. Shares acquired upon an early exercise may not be disposed of until the vesting period has been satisfied.
(10)	Includes 765,263 shares issuable upon exercise of options held by our current executive officers and directors exercisable within 60 days after March 31, 2015.

RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Investors Rights Agreement

We are party to an investors rights agreement which provides, among other things, that certain holders of our common stock have the right to demand that we file a registration statement, or request that the shares of such stock be covered by a registration statement that we are otherwise filing, subject to certain exceptions. Lee Chen, our President and Chief Executive Officer, Robert Cochran, our Vice President, Legal and Corporate Collaborations, certain entities affiliated with Summit Partners, L.P., which hold more than 5% of our outstanding capital stock and one of whose managing directors, Peter Y. Chung, is a member of our board of directors, and entities affiliated with Mitsui & Co. Ltd., which hold more than 5% of our outstanding capital stock are parties to the investors rights agreement.

Revenue

From January 1, 2014 until December 31, 2014, we have recognized revenue of $2,761,246.66 from reseller contracts entered into with companies affiliated with Mitsui & Co., Ltd., which holds more than 5% of our outstanding capital stock.

Employment Arrangements and Indemnification Agreements

We have entered into employment and consulting arrangements with certain of our current and former executive officers. See “Executive Officer Employment Agreements.”

We have also entered into indemnification agreements with certain directors and officers of ours. The indemnification agreements and our restated certificate of incorporation and bylaws in effect upon the completion of this offering require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Stock Option Grants to Executive Officers and Directors

We have granted stock options to our executive officers and our non-employee directors. See the sections entitled “Executive Compensation” above.

Other Transactions

Other than as described above under this section titled “Related Party Transactions,” since January 1, 2014, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

Policies and Procedures for Related Party Transactions

The audit committee of our board of directors has the primary responsibility for reviewing and approving transactions with related parties. Our audit committee charter provides that the audit committee shall review and approve in advance any related party transactions.

We have adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our common stock, any member of the immediate family of any of the foregoing persons, and any firm, corporation, or other entity in which any of the foregoing persons is employed, is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest, is not permitted to enter into a related party transaction with us without the consent of our audit committee, subject to the exceptions described below. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Our audit committee has determined that certain transactions will not require audit committee approval, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee or beneficial owner of less than 5% of that company’s shares, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal ended December 31, 2014, all Section 16(a) filing requirements were satisfied on a timely basis.

Fiscal Year 2014 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2014 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at http://investors.a10networks.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to A10 Networks, Inc., Attention: Investor Relations, 3 West Plumeria Drive, San Jose, California 95134.

*    *    *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

San Jose, California

April 24, 2015

APPENDIX A

A10 NETWORKS, INC.

2014 EQUITY INCENTIVE PLAN

(As amended [            ], 2015)

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility;

•	to provide additional incentive to Employees, Directors and Consultants; and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Amendment Date” means the date of the Company’s 2015 Annual Meeting of Stockholders.

(c) “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards and the related issuance of Shares thereunder, including but not limited to U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, (1) the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control and (2) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this clause (i). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final U.S. Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(h) “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means A10 Networks, Inc., a Delaware corporation, or any successor thereto.

(l) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(m) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(n) “Director” means a member of the Board.

(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p) “Employee” means any person, including Officers and Directors, providing services as an employee of the Company or of any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(r) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission for the initial public offering of the Common Stock; or

(iv) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(t) “Fiscal Year” means the fiscal year of the Company.

(u) “Incentive Stock Option” means an Option that by its terms qualifies and otherwise is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v) “Inside Director” means a Director who is an Employee.

(w) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(x) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y) “Option” means a stock option granted pursuant to the Plan.

(z) “Outside Director” means a Director who is not an Employee.

(aa) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb) “Participant” means the holder of an outstanding Award.

(cc) “Performance Goals” will have the meaning set forth in Section 11 of the Plan.

(dd) “Performance Period” means the time period of any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(ee) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(ff) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(gg) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, the achievement of Performance Goals, or the occurrence of other events as determined by the Administrator.

(hh) “Plan” means this 2014 Equity Incentive Plan, as may be amended from time to time.

(ii) “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(jj) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(kk) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ll) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(mm) “Section 16(b)” means Section 16(b) of the Exchange Act.

(nn) “Securities Act” means the Securities Act of 1933, as amended.

(oo) “Service Provider” means an Employee, Director or Consultant.

(pp) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(qq) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(rr) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 7,700,000, plus (i) the number of Shares that were subject to awards granted under the Company’s 2008 Stock Plan the “Prior Plan”) that, at any time during the period after the Registration Date but before the Amendment Date, have been terminated, cancelled, or otherwise forfeited, or (if applicable) repurchased by the Company, or expired, and (ii) any Shares subject to awards granted under the Prior Plan that, on or after the Amendment Date, are terminated, cancelled, or otherwise forfeited to or (if applicable) repurchased by the Company, or expire, with the maximum number of Shares to be added to the Plan pursuant to clauses (i) and (ii) equal to 8,310,566 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Automatic Share Reserve Increase. Subject to the provisions of Section 15 of the Plan, the number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2015 Fiscal Year, in an amount equal to the least of (i) 8,000,000 Shares, (ii) five percent (5%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year or (iii) such number of Shares determined by the Board; provided, however, that such determination under clause (iii) will be made no later than the last day of the immediately preceding Fiscal Year.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to institute and determine the terms and conditions of an Exchange Program;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 20 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(c) of the Plan regarding Incentive Stock Options);

(x) to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 16 of the Plan;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by law.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), the portion of the Options falling within such limit will be Incentive Stock Options and the excess Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to Options granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Options covering more than 1,000,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, the Participant may be granted Options covering up to an additional 2,000,000 Shares.

(c) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(d) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(e) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will vest and be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then the vested portion of such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the vested portion of the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, for Restricted Stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 500,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, the Participant may be granted an aggregate of up to an additional 1,000,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goal(s). The Performance Goal(s) will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goal(s)).

8. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such terms and conditions as the Administrator in its sole discretion determines, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 500,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, the Participant may be granted an aggregate of up to an additional 1,000,000 Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be settled and the corresponding number of underlying Shares to be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued provision of services to the Company or any Parent or Subsidiary of the Company), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goal(s). The Performance Goal(s) will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goal(s)).

9. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 1,000,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, the Participant may be granted Stock Appreciation Rights covering up to an additional 2,000,000 Shares.

(c) Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement, as determined by the Administrator, in its sole discretion. Notwithstanding the foregoing, the rules of Section 6(e) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount (the “Payout Amount”) determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares (which, on the date of exercise, have an aggregate Fair Market Value equal to the Payout Amount), or in some combination thereof.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $5,000,000, and (ii) no Participant will receive more than 500,000 Performance Shares; provided, however, that in connection with a Participant’s initial service as an Employee, the Participant may be granted up to an additional 1,000,000 Performance Shares.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued provision of services to the Company or any Parent or Subsidiary of the Company), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goal(s). The Performance Goal(s) will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goal(s)).

11. Performance-based Compensation Under Code Section 162(m).

(a) General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 11 will control over any contrary provision in the Plan; provided, however, that the Administrator in its discretion may grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goal(s) or other specific criteria or goals but that do not satisfy the requirements of this Section 11.

(b) Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including (i) revenue; (ii) gross margin; (iii) operating margin; (iv) operating income; (v) pre-tax profit; (vi) earnings before stock-based compensation expense, interest, taxes and depreciation and amortization; (vii) earnings before interest, taxes and depreciation and amortization; (viii) earnings before interest and taxes; (ix) net income; (x) expenses; (xi) new product development; (xii) stock price; (xiii) earnings per share; (xiv) return on stockholder equity; (xv) return on capital; (xvi) return on net assets; (xvii) economic value added; (xviii) market share; (xix) customer service; (xx) customer satisfaction; (xxi) sales; (xxii) total stockholder return; (xxiii) free cash flow; (xxiv) net operating income; (xxv) operating cash flow; (xxvi) return on investment; (xxvii) employee satisfaction; (xxviii) employee retention; (xxix) balance of cash, cash equivalents and marketable securities; (xxx) product development; (xxxi) research and development expenses; (xxxii) completion of an identified special project; (xxxiii) completion of a joint venture or other corporate transaction; (xxxiv) inventory balance; or (xxxv) inventory turnover ratio. Any criteria used may be measured, as applicable, (A) in absolute terms, (B) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (C) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (D) on a per-share or per-capita basis, (E) against the performance of the Company as a whole or a segment of the Company (including, but not limited to, any combination of the Company and any subsidiary, division, business unit, joint venture and/or other segment), and/or (F) on a pre-tax or after-tax basis. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award.

(c) Procedures. To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goal(s), within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goal(s) applicable to the Performance Period, (iii) establish the

Performance Goal(s), and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goal(s) and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goal(s) have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goal(s) for such period are achieved.

(d) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

12. Outside Director Limitations. No Outside Director may be granted, in any Fiscal Year, Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of greater than $300,000, increased to $450,000 in the Fiscal Year of his or her initial service as an Outside Director. Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purposes of the limitations under this Section 12.

13. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments; Dissolution or Liquidation; Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Sections 3, 6(b), 7(b), 8(a), 9(b) and 10(a) of the Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that (i) Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 15(c), the Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 15(c) to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change in control” for purposes of a distribution under Code Section 409A, then any payment of an amount that otherwise is accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

(d) Outside Director Awards. With respect to Awards granted to an Outside Director, in the event of a Change in Control, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

16. Tax.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld and any employer tax liability shifted to a Participant with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, provided the delivery of such Shares will not result in adverse accounting consequences as the Administrator determines in its sole discretion, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that such Shares are withheld or delivered, as applicable.

(c) Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. Notwithstanding the foregoing, in no event will the Company reimburse any Participant for any taxes that may be imposed upon Participant as a result of Code Section 409A.

17. No Effect on Employment or Service. Neither the Plan nor any Award will be interpreted as forming an employment or service relationship with the Company or any Parent or Subsidiary of the Company. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Parent or Subsidiary, nor will they interfere in any way with the Participant’s right or the right of the Company or any Parent or Subsidiary, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon the later to occur of (a) its adoption by the Board or (b) the business day immediately prior to the Registration Date. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 20 of the Plan.

20. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

A10
A10 NETWORKS, INC.
3 WEST PLUMERIA DRIVE SAN JOSE, CA 95134
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 9, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
The Board of Directors recommends you vote FOR proposals 1, 2, 3, and 4.
For Against Abstain
1. To elect one Class I director to serve until the 2018 annual meeting of stockholders and until his or her successor is duly elected and qualified.
2. To approve a stock option exchange program for employees (excluding our executive officers and directors).
3. To approve the A10 Networks, Inc. Amended and Restated 2014 Equity Incentive Plan.
4. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date
0000244970_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.
A10 NETWORKS, INC.
Annual Meeting of Stockholders
June 10, 2015
This proxy is solicited by the Board of Directors
The undersigned hereby appoints Lee Chen, Greg Straughn and Robert Cochran, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of A10 Networks, Inc., to be held on Wednesday, June 10, 2015 at 10:00 a.m. Pacific time, at the Company’s executive offices located at 3 West Plumeria Drive, San Jose, California 95134, and at any adjournments or postponements thereof, as follows:
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side
0000244970_2 R1.0.0.51160